As filed with the Securities and Exchange Commission on October 22, 2010

Registration No. [—]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.P. Morgan Physical Copper Trust

Sponsored by J.P. Morgan Commodity ETF Services LLC

(Exact name of Registrant as specified in its charter)

Delaware	1040	38-6933099
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

J.P. Morgan Physical Copper Trust

c/o Office of the Corporate Secretary

4 New York Plaza, 19th Floor

New York, NY 10004-2413

(212) 270-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric S. Adams, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	Kathleen H. Moriarty, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
J.P. Morgan Physical Copper Shares	6,180,000	$80.8675	$499,761,150	$35,632.97

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The initial Creation Units will be created and offered at a per Share price equal to the value of one one-hundredth (1/100) of a metric tonne of copper on the date of formation of the J.P. Morgan Physical Copper Trust. The price of copper is based upon the LME Spot Price of Copper of $8,086.75 per metric tonne on October 7, 2010].

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion [—][—], 2010

PRELIMINARY PROSPECTUS,

[LOGO TO COME]

[6,180,000] J.P. Morgan Physical Copper Shares

J.P. Morgan Physical Copper Trust

J.P. Morgan Physical Copper Trust (Trust”) will issue J.P. Morgan Physical Copper Shares (“Shares”) which represent units of fractional undivided beneficial interest in and ownership of the Trust. J.P. Morgan Commodity ETF Services LLC is the sponsor of the Trust (“Sponsor”), [—], is the administrative agent of the Trust (“Administrative Agent”), Wilmington Trust Company is the trustee of the Trust (“Trustee”), and the Henry Bath Group (as defined herein) is the warehouse keeper of the Trust (“Warehouse-keeper”). The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of 2,500 Shares (a block of 2,500 Shares is called a “Creation Unit”). The Trust will issue Shares in Creation Units to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Creation Units will be offered continuously in exchange for the required copper deposit amount for 2,500 Shares published by the Administrative Agent on any day that an order to create a Creation Unit is accepted by the Administrative Agent as described in “Creation and Redemption of Shares.” The Trust will not issue fractions of a Creation Unit.

Prior to this offering, there has been no public market for the Shares. The Sponsor expects that the Shares will trade on the [NYSE Arca] under the symbol “[—].”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor, the Administrative Agent or the Trustee.

It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of Copper Grade A and the trading price of the Shares on the [NYSE Arca] at the time of each sale.

On [—], 2010, the Initial Purchaser, subject to conditions, will purchase [—] Shares, which comprise the initial Creation Units, as described in “Plan of Distribution.” Delivery of the initial Creation Units will be made on or about [—], 2010. The Trust will receive all proceeds from the offering of the initial Creation Units in Copper Grade A in an amount equal to the full price for the initial Creation Units.

	Per Share(1)			Per Creation Unit
Public offering price for the initial Creation Units(2)	$	[	—]	$	[	—]

(1)

The initial Creation Units will be created at a per Share price equal to the value of one one-hundredth ( 1/100) of a metric tonne (“Tonne”) of Copper Grade A on the date of formation of the J.P. Morgan Physical Copper Trust.

(2)	The Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Creation Units through their commission/fee-based brokerage accounts.

The date of this prospectus is [—], 2010.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for copper and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 6, before making an investment decision about the Shares.

Trust Structure

The Trust is a statutory law trust formed under Delaware law on October 15, 2010. The Trust holds only Copper Grade A in physical form (“Physical Copper” or “Physical Copper Grade A”) and is expected from time to time to issue Creation Units in exchange for deposits of Physical Copper and to distribute Physical Copper in connection with redemptions of Creation Units. The investment objective of the Trust is for the Shares to reflect the performance of the price of Grade A physical copper, less the Trust’s expenses. As the Trust holds no cash, the Administrative Agent will transfer Physical Copper from the Trust for distribution or sale on an as-needed basis to pay the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment in physical copper. The material terms of the Trust and Administrative Agency Agreement are discussed in greater detail under the section “Description of the Trust and Administrative Agency Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol [—] on the [Exchange] (“[Exchange]” or the “Exchange”).

The Trust’s Sponsor is J.P. Morgan Commodity ETF Services LLC. The Sponsor is a Delaware limited liability company formed March 1, 2000, and is wholly-owned by [—] and is an affiliate of the Trust, the [—] and the Warehouse-keeper]. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, [—], the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the [Exchange]. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Administrative Agent’s monthly fee and out-of-pocket expenses, the Valuation Agent’s monthly fee and out-of-pocket expenses, the Trustee’s annual fee and out-of-pocket expenses, the Warehouse-keeper’s fee and expenses reimbursable under the Warehouse Agreements, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and annual legal expenses as discussed in “Business of the Trust—Expenses of the Trust.” These expenses may increase during the life of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees and will appoint officers to act for the Trust in conjunction with regulatory requirements.

The Administrative Agent is [—]. The Administrative Agent is generally responsible for the day-to-day administration of the Trust. This includes (i) receiving and processing orders from Authorized Participants to create and redeem Creation Units and coordinating the processing of such orders with the Warehouse-keeper and The Depository Trust Company (DTC), (ii) administering the Valuation Process and calculating and publishing the Net Asset Value (and the NAV Per Share) as described in “Description of the Trust and Administrative Agency Agreement—Valuation Process, Definition of Net Asset Value,” (iii) completing necessary bookkeeping, accounting and taxation services on behalf of the Trust, (iv) calculating the Accrued Expenses of the Trust and the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and instructing the Warehouse-keeper to deliver Trust’s Physical Copper to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and (v) instructing the Warehouse-keeper to deliver Trust’s

Physical Copper and delivering, or arranging for the sale of, such copper, as needed to pay any Extraordinary Expenses of the Trust, as described in “The Business of the Trust—Expenses of the Trust.” The general role, responsibilities and regulation of the Administrative Agent are further described in “The Administrative Agent.”

The Valuation Agent is [—]. The Valuation Agent is generally responsible for calculating the Locational Premia used in connection with the calculation of the Net Asset Value and the NAV Per Share, each such term as described in “Description of the Trust and Administrative Agency Agreement—Valuation Process, Definition of Net Asset Value.” The general role, responsibilities and regulation of the Valuation Agent are further described in “The Valuation Agent.”

The Trustee is Wilmington Trust Company, organized under the laws of the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Statutory trust act. The Trustee does not owe any other duties to the Trust, the Shareholders or the Sponsor. The general role and responsibilities of the Trustee, which are quite limited in nature, as well as the regulation of the Trustee are further described in “The Trustee.”

The Henry Bath Group of companies serves as the Warehouse-keeper of the Trust’s Physical Copper and are affiliates of the Trust, the Administrative Agent and the Sponsor. The Warehouse-keeper is responsible for the safekeeping of the Trust’s Physical Copper deposited with it by the Authorized Participants in connection with the creation of Creation Units. The Warehouse-keeper will hold the Trust’s Physical Copper at the Warehouse-keeper’s storage premises and will facilitate the transfer of the Trust’s Physical Copper in and out of the segregated storage arrangements it will establish and maintain during the life of the Trust. The Warehouse-keeper is a clearer and approved weigher under the rules of the LME. The general role, responsibilities and regulation of the Warehouse-keeper are further described in “The Warehouse-keeper.”

Detailed descriptions of certain specific rights and duties of the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper are set forth in “Description of the Trust and Administration Agreement,” “Description of the Valuation Agent Agreement,” “Description of the Trust and Administrative Agency Agreement” and “Description of the Warehouse Agreements.”

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the price of Physical Copper Grade A, less the expenses of the Trust’s operations. The Shares are designed for investors who want a cost-effective and convenient way to invest in physical copper with minimal credit risk. Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the [Exchange] and will provide institutional and retail investors with indirect access to the physical copper market. The Shares are expected to be bought and sold on the [Exchange] like any other exchange-listed securities. The close of the [Exchange] trading session is 4:00 PM New York time.

•

Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust’s ongoing expenses will be lower than the costs associated with an individual investor buying and selling physical copper for its own account, which would require storing the physical copper as well as incurring other related expenses.

•

Minimal Credit Risk. The Shares represent a beneficial interest in the Physical Copper owned by the Trust. The Trust’s Physical Copper in the Warehouse-keeper’s possession is not subject to borrowing arrangements with third parties. The Trust’s Physical Copper is not subject to counterparty or credit risks. This contrasts with most other financial products that gain exposure to copper through the use of derivatives that are subject to counterparty and credit risks.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Principal Offices

The Trust’s office is located at [—]. The Sponsor’s principal office is located at [—] and its telephone number is [—]. The Administrative Agent’s principal office is located at [—]. The Valuation Agent’s principal office is located at [—]. The Trustee’s principal office is located at [—]. The Warehouse-keeper’s principal office is located at 8 Princes Parade, St. Nicholas Place, Liverpool L3 1DL, United Kingdom.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Creation Units, including the [—] Creation Units (“Initial Creation Units”) issued to the Initial Purchaser [, who is the Lead Market Maker,] and the Shares (as described on the front page of this prospectus), will consist of Physical Copper. Pursuant to the Trust and Administrative Agency Agreement, during the life of the Trust such proceeds will only be (i) held by the Trust, (ii) distributed to Authorized Participants in connection with the redemption of Creation Units, (iii) transferred to the Sponsor’s Private Store Interest as needed to pay the Sponsor Fees, or (iv) transferred to Administrative Agent’s Private Store Interest as needed to pay Extraordinary Expenses of the Trust, if any.

Exchange symbol	[—]

CUSIP	[—]

Creation and Redemption	The Trust expects to create and redeem the Shares from time to time, but only in one or more Creation Units (a Creation Unit equals a block of 2,500 Shares). The creation and redemption of Creation Units requires the delivery to the Trust or the distribution by the Trust of the amount of Physical Copper represented by the Creation Units being created or redeemed. The Creation Unit Amount required to create Shares is 25 Tonnes per Creation Unit. The number of Tonnes of Physical Copper required to create a Creation Unit or to be delivered upon the redemption of a Creation Unit will gradually decrease over time as the Creation Unit Ratio declines from the Initial Creation Unit Ratio of one, which is equal to the ratio of the number of Tonnes of Physical Copper required for a Creation Unit Amount to the number of Shares in such Creation Unit, due to the transfer and delivery of the requisite amount of the Trust’s Physical Copper to the Sponsor’s Private Store Interest and to the Administrative Agent’s Private Store Interest to pay the Trust’s expenses. See “Business of the Trust—Expenses of the Trust.” Creation Units may be created or redeemed only by Authorized Participants, who will pay a Transaction Fee, assessed per Creation Unit, for each order to create or redeem Creation Units and may sell the Shares included in the Creation Units they create to other investors. The Trust will not issue fractional Creation Units. See “Creation and Redemption of Shares” for more details.

Net Asset Value	The Net Asset Value the aggregate weighted average value of the Trust’s Physical Copper stored in each of the Warehouse-keeper’s storage locations, and includes the average Locational Premia associated with each such warehouse location less the Trust’s liabilities (which include estimated accrued but unpaid fees and expenses). See “Description of the Trust and Administrative Agency Agreement—Valuation Process, Definition of Net Asset Value” for an explanation of the method by which the Net Asset Value and the NAV Per Share are calculated. Note that the amount of Physical Copper required to be delivered in connection with the creation and redemption of Creation Units is determined on the basis of the then-current Creation Unit Ratio and not the Net Asset Value.

Transaction Fee

With respect to each creation or redemption of Shares, an Authorized Participant will pay to the Administrative Agent an amount expressed as a fixed dollar amount (e.g., $[—]) for each Creation Unit created or redeemed or in terms of [—] percent of the aggregate NAV Per Share of the Shares created or redeemed (“Transaction Fee”).

The Transaction Fee may be increased or decreased, on a case by case basis, in the sole determination of the Warehouse-keeper and such amount is payable to the Warehouse-keeper.

Dissolution Events	The Administrative Agent will dissolve and liquidate the Trust if one of the following events occurs:

• the Shares are de-listed from the Exchange and are not approved for listing on another national securities exchange within five business days of their de-listing;

• Shareholders acting in respect of at least 75% of the outstanding Shares notify the Administrative Agent that they elect to terminate the Trust;

• 60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•    60 days have elapsed since the Warehouse-keeper notified the Sponsor of the Warehouse-keeper’s election to resign and a successor warehouse-keeper has not been appointed and accepted its appointment;

• 60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to and capable of acting in such capacity;

• the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Administrative Agent has actual knowledge of that determination;

•    the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $50 million (as adjusted for inflation by reference to the United States Consumer Price Index) at any time after the first anniversary of the Trust’s formation and the Administrative Agent receives, within six months after the most recent trading date on which the aggregate market capitalization of the Trust was less than $50 million, notice from the Sponsor of its decision to terminate the Trust;

• the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936 and the Administrative Agent has actual knowledge of that determination;

•    the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Administrative Agent receives notice from the Sponsor that the Sponsor determines that, in its sole discretion, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable; or

•    the Administrative Agent elects to dissolve the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the dissolution of the Trust, the Administrative Agent will arrange for the sale of or sell the Trust’s Physical Copper and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to Shareholders surrendering Shares. See “Description of the Trust and Administrative Agency Agreement—Dissolution of the Trust.”

Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (ii) be a participant in DTC, (iii) have entered into an Authorized Participant Agreement with the Sponsor and the Trust, (iv) have established an Authorized Participant’s Allocated Copper Interest and (v) have entered into the relevant Warehouse Agreements with the Warehouse-keeper. The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of Physical Copper required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrative Agent. See “Creation and Redemption of Shares” below for more details.

Clearance and settlement	The Shares will be evidenced by one or more global certificates that the Administrative Agent will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on [—], the Net Asset Value, which represents the value of the Physical Copper deposited into and held by the Trust in exchange for the Initial Creation Units, was $[—] and the NAV Per Share was $[—]. See “Statement of Financial Condition” elsewhere in this prospectus.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes.

The value of the Shares relates directly to the value of the Physical Copper held by the Trust and fluctuations in the price of copper could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of physical copper, and the value of the Shares relates directly to the value of the Physical Copper held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid expenses). The price of copper has fluctuated widely over the past several years. Several factors may affect the price of copper, including:

•

global copper supply and demand, which is influenced by such factors as: (i) consumer and fabricator forward purchases and sales; (ii) forward selling by copper producers; (iii) purchases made by copper producers to unwind copper hedge positions; and (iv) production and cost levels in major copper-producing countries;

•

changes in expectations regarding the availability and cost of future sources of copper supply, which is influenced by such factors as: (i) changes in technology used in the extraction and processing of copper ore and the recovery of copper from above ground stock; (ii) changes in law and regulation relating to the extraction and processing of copper ore and the recovery of copper ore from above ground stock, including environmental and health and safety laws and regulations; (iii) changes in current reserves, including proven and probable reserves; (iv) changes in estimates for long term copper prices, which may affect the economic viability of the extraction of reserves; and (v) disruptions that may impact the accuracy of copper supply projections (ranging from technical issues at mines to political and social instability in production areas to infrastructure and workforce constraints);

•	changes in the geographic distribution of sources of copper supply and areas of copper use and consumption;

•	changes in expenses relating to the insurance, transportation and storage of copper;

•	actual inflation and investor expectations for future inflation;

•	exchange rate volatility of the U.S. Dollar, the principal currency in which the price of copper is generally quoted;

•	interest rates and interest rate volatility;

•	unexpected global, regional, political or economic incidents or an increase or decrease in the likelihood of a known possible occurrence of a global, regional, political or economic incident;

•	reduced economic activity or a recessionary environment, which can impact demand for physical copper that is used in a wide range of practical applications;

•

changing tax, royalty, land and mineral rights ownership and leasing regulations under different political regimes which can impact market functions and expectations for future physical copper supply. This can impact both copper mining shares, and the relative prices of other commodities, which can also be competitive factors that impact investor decisions with respect to investing in physical copper; and

•	the state of warehousing of the copper and any additional costs of bringing copper back to a standard physical delivery condition when delivering it to another party.

In addition, investors should be aware that there is no assurance that copper will maintain its long-term value in the future. In the event that the price of Physical Copper declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The value of the Shares could be materially adversely affected by a change in export restrictions and customs duties.

The physical copper that the Trust holds is located in geographic areas that are exempt from export restrictions and customs duties. If a governmental authority with jurisdiction over one or more of those geographic areas were to consider imposing or actually impose export restrictions or customs duties that apply to physical copper that the Trust currently holds or physical copper that the Trust may hold in the future, the value of the Physical Copper held or to be held in the Trust may decline and the value of the Shares could be materially adversely affected.

The value of the Shares could be materially adversely affected by a change in market practice as to what quality of copper is accepted for good delivery.

The physical copper that the Trust holds is consistent with current market practice as to what quality of copper is accepted for good delivery. If market practice were to change such that the copper the Trust holds is no longer accepted for good delivery, the value of the copper held in the Trust may decline and the value of the Shares could be materially adversely affected. It is also possible that such a change in market practice could impede creations and redemptions of Shares, negatively impacting the liquidity of the Shares and potentially causing the value of the Shares to be more volatile.

JPMorgan Affiliates and Authorized Participants may engage in activities that present conflicts with the interests of Shareholders.

The Trust, the Sponsor, the Administrative Agent and the Warehouse-keeper are all affiliates of JPMorgan Chase & Co. and are among many other entities that are also affiliates of JPMorgan Chase & Co. (collectively, all such affiliated entities, the “JPMorgan Affiliates”). Many JPMorgan Affiliates are active participants in the copper markets and other commodities markets, including in the physical markets for commodities, in the futures markets (on multiple commodity exchanges) and the over-the-counter markets, including the trading of commodity swaps, options, and other derivatives.

These trading activities may present a conflict between the interests of Shareholders and the interests of JPMorgan Affiliates. The JPMorgan Affiliates may enter into long or short positions, including options and other derivatives transactions, for their own respective accounts or the accounts of their respective customers. These activities may influence the value of physical copper which could be adverse to the price of the Shares and to the interests of the Shareholders.

Any JPMorgan Affiliate may hedge positions it may have in the Shares through other JPM Affiliates or unaffiliated counterparties who would expect to make a profit on such hedge. Because the hedging activities of any JPMorgan Affiliate entails risk and may be influenced by market forces beyond its control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

Moreover, certain JPMorgan Affiliates have published, and in the future expect to publish, research reports with respect to copper, physical commodities generally, copper producers, copper consumers, commodity indices that reference copper or about the global, regional, or local economy (whether in the United States or in other countries). This research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of their investment in Shares. Any of these activities by JPMorgan Affiliates may affect the market price of copper and the value of physical commodities generally, and, therefore, the market price of Shares. No JPMorgan Affiliate makes any representation or warranty to the Shareholders with respect to any matters whatsoever relating to such activities or future price movements of such commodities or the related futures markets and over-the-counter markets, including the trading of commodity swaps, options, and other derivatives.

In addition, a JPMorgan Affiliate may underwrite or issue other securities or financial instruments indexed to copper or a commodity index that references the spot or future price of copper. By introducing competing products into the marketplace in this manner, one or more JPMorgan Affiliates could adversely affect the value of the Shares.

Further, the Authorized Participants (which may include one or more JPMorgan Affiliate) or their affiliates also trade in copper and various sectors of the commodities markets. These activities could give rise to conflicts of interest which are adverse to the interests of investors and could adversely affect the value of the Shares. For example, a market maker in a financial instrument linked to the performance of a commodity index or related index referencing a copper price, in whole or in part, may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the index components relating to copper in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts referencing copper, which in turn would affect the price of Physical Copper and thus the value of the Shares.

With respect to any of the activities described above, none of the JPMorgan Affiliates, the Authorized Participants or their respective affiliates has any obligation to the Trust to take the needs of any buyers, sellers or holders of Shares into consideration at any time.

The Shares may trade at a price which is at, above or below the NAV Per Share and any discount or premium in the trading price relative to the NAV Per Share may widen as a result of non-concurrent trading hours among the [Exchange], the LME and COMEX.

The Shares may trade at, above or below the NAV Per Share. The NAV Per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate based on changes in the NAV Per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV Per Share may be influenced by non-concurrent trading hours between the [Exchange] and the major copper markets. While the Shares will trade on the [Exchange] until 4:00 PM New York time, liquidity in the market for copper will be reduced after the close of the major world copper markets, including the LME and COMEX. As a result, during this time, trading spreads, and the resulting premium or discount on the Shares may widen.

The Shares may trade at a price which is at, above or below the NAV Per Share because the valuation method for determining NAV Per Share is not used to determine the amount of Physical Copper required for the purchase or redemption of Creation Units.

Although the Net Asset Value (and NAV Per Share) will be calculated using prices that include Locational Premia related to the Warehouse Location(s) where the Trust’s Physical Copper is stored, Net Asset Value will not be used to determine the amount of Physical Copper that will be deposited into, held by, or distributed from the Trust in association with a creation or redemption. Any increase or decrease of such Locational Premia related to the Warehouse Location(s) which is reflected in the Net Asset Value may or may not be similarly reflected in the market prices for Shares trading in the secondary market; this, in turn, may also affect the level and amount of discount or premium on the Shares relative to NAV Per Share.

The NAV Per Share may increase or decrease due to a change in the “Cheapest To Deliver Location” where a portion of the Trust’s Physical Copper may be stored, even in the absence of any purchases or redemptions of Creations Units.

The NAV Per Share may increase or decrease, even when there is no change in the spot price of physical copper or in the absence of any new purchases or redemptions of Creations Units, due to a change that may occur in Locational Premia for the “Cheapest To Deliver Location,” or when a different Warehouse Location becomes the “Cheapest To Deliver Location” in respect of the Trust’s Physical Copper. Any such increase or decrease in the level of such Locational Premia that is reflected in the NAV Per Share may or may not be similarly reflected in the market prices for Shares trading in the secondary market; this, in turn, may also affect the level and amount of discount or premium on the Shares relative to NAV Per Share.

Purchasing activity in the copper market associated with the purchase of Creation Units from the Trust or selling activity following the redemption of Creation Units may affect the price of copper and trading prices of the Shares. These price changes may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the physical copper required for deposit into the Trust in connection with the creation of Creation Units may increase the market price of copper, which will result in higher prices for the Shares. Increases in the market price of copper may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of copper that may result from increased purchasing activity of physical copper connected with the issuance of Creation Units by selling copper. Consequently, the market price of copper may decline immediately after Creation Units are created. If the price of copper declines, the trading price of the Shares may also decline.

Selling activity associated with the sale of Physical Copper withdrawn from the Trust in connection with the redemption of Creation Units may decrease the market price of copper, which will result in lower prices for the Shares. Decreases in the market price of copper may also occur as a result of the selling activity of other market participants. If the price of copper declines, the trading price of the Shares will also decline.

As the Sponsor and its management have not operated investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

Neither the Sponsor nor its management has prior experience or a history of past performance in managing investment vehicles like the Trust. The past performance of the Sponsor’s management in other areas is no indication of its ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The price of the Shares could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s and its management’s past experience and qualifications may not be suitable for solving these problems or issues.

Additional Creation Units are created and redeemed by reference to the current Creation Unit Ratio determined by the Administrative Agent which is used to specify the number of Tonnes of Physical Copper required on each Warehouse Business Day to be deposited by an Authorized Participant or delivered from the Trust, as applicable, rather than by reference to the NAV Per Share. This method of determining the number of Tonnes required for creation or redemption of a Creation Unit may cause market participants to face unanticipated problems or issues with respect to their pricing and trading of Shares in the secondary market on the Exchange and their associated hedging activities.

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the secondary market price of the Shares closely linked to the price of copper may not exist and, as a result, the secondary market price of the Shares may fall.

If the processes of creation and redemption of Shares (which depend on timely transfers of Physical Copper to and by the Warehouse-keeper) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Physical

Copper may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of copper and may fall.

The lack of a market for the Shares may limit the ability of Shareholders to sell the Shares.

Prior to the date of this prospectus, there has been no market for the Shares, and there can be no assurance that an active public market for the Shares will develop. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

The liquidity of the Shares may be limited if there are few Authorized Participants.

In the event that there are few Authorized Participants, the liquidity of the Shares may be limited, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume in the secondary market on the Exchange withdraws from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Administrative Agent is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the Trust has no directors and pays no dividends). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of holders of Shares.

The Trust may be required to dissolve and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to dissolve and liquidate, such dissolution and liquidation could occur at a time that is disadvantageous to Shareholders, such as when copper prices are lower than the copper prices at the time when Shareholders purchased their Shares. In such a case, when the Trust’s Physical Copper is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if copper prices were higher at the time of sale. See “Description of the Trust and Administrative Agency Agreement—Dissolution of the Trust” for more information about the dissolution of the Trust, including when the dissolution of the Trust may be triggered by events outside the direct control of the Sponsor, the Administrative Agent, the Trustee or the Shareholders.

An investment in the Shares may be adversely affected by competition from other methods of investing in copper.

The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the copper industry and other securities backed by or linked to copper, direct investments in copper and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial instruments or in other financial vehicles or to invest in physical copper directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The price of copper may be affected in the future by the sale of ETVs tracking copper markets.

To the extent exchange-traded vehicles (“ETVs”) tracking copper markets emerge and represent a significant proportion of demand for physical copper in the future, large redemptions of the securities of these ETVs could negatively affect physical copper prices and the Net Asset Value and the price of the Shares.

Crises may motivate large-scale sales of copper which could decrease the price of copper and adversely affect an investment in the Shares.

The possibility of large-scale distressed sales of physical copper in times of crisis may have a short-term negative impact on the price of copper and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of copper largely due to forced sales and de-leveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair copper’s price performance which would, in turn, adversely affect an investment in the Shares.

Several factors may have the effect of causing a decline in the price of copper and a corresponding decline in the price of Shares. Among them:

A significant increase in copper hedging activity by copper producers. Should there be an increase in the level of hedge activity of copper producing companies, it could cause a decline in world copper prices, adversely affecting the price of the Shares.

A significant change in the attitude of market participants and investors towards physical copper. Should a large number of market participants take a negative view towards physical copper, it could cause a decline in world copper prices, negatively impacting the price of the Shares.

A widening of interest rate differentials between the cost of money and the cost of physical copper could negatively affect the price of copper which, in turn, could negatively affect the price of the Shares.

A combination of rising money interest rates and a continuation of the current cost of storing copper could improve the economics of selling physical copper forward. This could result in an increase in hedging by copper mining companies and short selling by speculative interests, which would negatively affect the price of copper. Under such circumstances, the price of the Shares would be similarly affected.

The Trust’s Physical Copper may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s Physical Copper could be lost, damaged or stolen, notwithstanding the handling of deliveries of Physical Copper by, and storage of Physical Copper in, the Warehouse-keeper’s Warehouse Locations and those of its sub-contractors for warehousing. Also, access to the Trust’s Physical Copper could also be restricted by natural events (such as an earthquake), governmental actions (transfer or export restrictions) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust’s lack of insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Administrative Agent, the Trustee, the Sponsor, the Valuation Agent and the Warehouse-keeper exposes the Trust and its Shareholders to the risk of loss of the Trust’s Physical Copper for which no person is liable.

The Trust will not insure its Physical Copper. Currently, consistent with industry standards, the Warehouse-keeper does not maintain any insurance with respect to the Trust’s Physical Copper in the Warehouse-keeper’s warehouses. If in the future the Warehouse-keeper maintains insurance with regard to its business on such terms and conditions as it considers appropriate in connection with its storage service obligations, the Trust would not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Further, Shareholders’ recourse against the Trust, the Administrative Agent, the Trustee, the Sponsor, the Valuation Agent and the Warehouse-keeper under English law and the laws of any other country or jurisdiction where its Warehouses are located and that govern its warehousing operations is limited. Consequently, a loss may be suffered with respect to the Trust’s Physical Copper that is not covered by insurance and for which no person is liable.

The Warehouse-keeper’s limited liability under the Warehouse Agreements governed by English law and under other applicable law may impair the ability of the Trust to recover any losses for its Physical Copper and any recovery may be limited, even in the event of fraud, to the market value of the Physical Copper at the time the fraud is discovered.

The liability of the Warehouse-keeper is limited under the Warehouse Agreements. Under the terms and conditions of the Warehouse Agreements the Warehouse-keeper is only liable for losses that are the direct result of its own gross negligence, fraud or willful default in the performance of its duties, limited to the market value of the Physical Copper held in the Trust’s Allocated Copper Interest at the time such gross negligence, fraud or willful default is discovered by the Warehouse-keeper. In addition, the Warehouse-keeper will not be liable for any delay in performance or any non-performance of any of its obligations under the Warehouse Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Administrative Agent, the Trust or Shareholders, under English law and any other applicable law, is limited.

Furthermore, under English common law, the Warehouse-keeper will not be liable for any delay in the performance or any non-performance of its warehousing obligations by reason of any cause beyond its reasonable control.

The obligations of the Warehouse-keeper and any sub-contractors for warehousing are governed by English law and other applicable law which may frustrate the Trust in attempting to seek legal redress against the Warehouse-keeper or any sub-contractor for warehousing concerning the Trust’s Physical Copper.

The obligations of the Warehouse-keeper under the Warehouse Agreements are governed by English law and the laws applicable to the jurisdictions of each Warehouse Location. The Warehouse-keeper may enter into arrangements with any sub-contractor for warehousing for the temporary storage or holding of the Trust’s copper, which arrangements may also be governed by such laws. The Trust is a grantor trust formed under Delaware law. Any United States, New York or other court situated in the United States may have difficulty interpreting the other laws applicable to the Warehouse Locations, including English law (which, insofar as it relates to storage arrangements, is largely derived from court rulings rather than statute), LME rules or the customs and practices in the London markets. It may be difficult or impossible for the Trust to sue any sub-contractor for warehousing in a United States, New York or other court situated in the United States. In addition, it may be difficult, time-consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Although the relationship between the Warehouse-keeper and the Trust concerning the Trust’s Physical Copper is expressly governed by English law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply United States law, in which case the ability of the Trust to seek legal redress against the Warehouse-keeper may be frustrated.

The obligations of the Warehouse-keeper with respect to the Trust’s Allocated Copper Interest are expressly governed by English law. Nevertheless, a court in the United States may determine that English law should not apply and, instead, apply United States law to that arrangement. Not only might it be difficult or impossible for a United States court to apply the relevant laws to the warehousing arrangement, but application of United States law may, among other things, alter the rights and obligations of the Warehouse-keeper to the extent that a loss to the Trust’s Physical Copper may not have adequate or any legal redress. Further, the ability of the Trust to seek legal redress against the Warehouse-keeper may be frustrated by application of United States law.

The Trust may not have adequate sources of recovery if its Physical Copper is lost, damaged, stolen or destroyed.

If the Trust’s Physical Copper is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Warehouse-keeper or a sub-contractor for warehousing or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Shareholders and Authorized Participants lack the right under the Warehouse Agreements to assert claims directly against the Warehouse-keeper and any sub-contractor for warehousing.

Neither the Shareholders nor any Authorized Participant will have a right under the Warehouse Agreements to assert a claim of the Trust against the Warehouse-keeper or any sub-contractor for warehousing. Claims under the Warehouse Agreement(s) may only be asserted by the Administrative Agent on behalf of the Trust.

The Warehouse-keeper will hold the Physical Copper in the Trust’s Allocated Copper Interest in the Cheapest To Deliver Location(s), currently in the United States. If settlement of Physical Copper in connection with redemptions is to be delivered to Warehouse Locations outside the United States, settlement may require more than three days.

The Warehouse-keeper will hold Physical Copper in the Trust’s Allocated Copper Interest in the Cheapest To Deliver Location, which is currently in the United States. If Physical Copper and/or the Trust’s Allocated Copper Interest required to be distributed to an Authorized Participant’s Private Store Interest and/or an Authorized Participant’s Allocated Copper Interest in settlement of a redemption order is to be delivered to any Warehouse Location outside the United States, it may take longer than 3 Warehouse Business Days to deliver and/or transfer such copper, which may in turn result in the delay of settlement of such redemption order.

Because neither the Administrative Agent nor the Warehouse-keeper oversees or monitors the activities of sub-contractors for warehousing who may hold the Trust’s Physical Copper, failure by the sub-contractors for warehousing to exercise due care in the safekeeping of the Trust’s Physical Copper could result in a loss to the Trust.

Under the Warehouse Agreements for the Trust’s Allocated Copper Interest described in “Description of the Warehouse Agreements,” the Warehouse-keeper may appoint from time to time one or more sub-contractors for warehousing to hold the Trust’s Physical Copper on a temporary basis pending delivery to the Warehouse-keeper. The Warehouse-keeper is required under the Warehouse Agreements to use reasonable care when it appoints any sub-contractors for warehousing, making the Warehouse-keeper liable only for gross negligence or bad faith in the selection of such sub-contractors for warehousing, and has an obligation to use commercially reasonable efforts to obtain delivery of the Trust’s Physical Copper from any sub-contractors for warehousing appointed by the Warehouse-keeper. Otherwise, the Warehouse-keeper is not liable for the acts or omissions of its sub-contractors for warehousing. See “Creation and Redemption of Shares—The Storage of the Trust’s Copper” for more information about sub-contractors for warehousing that may hold the Trust’s Physical Copper.

The obligations of any sub-contractor for warehousing for the Trust’s Physical Copper are not determined by contractual arrangements but by Henry Bath and LME rules and copper market customs and practices, which may prevent the Trust’s recovery of damages for losses on its Physical Copper stored with sub-contractors for warehousing.

There are expected to be no written contractual arrangements between each sub-contractor for warehousing that holds the Trust’s Physical Copper and the Administrative Agent or the Warehouse-keeper because traditionally such arrangements are based on the Henry Bath and LME rules and on the customs and practices of the copper market. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The Henry Bath and the LME rules may be subject to change outside the control of the Trust. Under English law, neither the Administrative Agent nor the Warehouse-keeper would have a supportable breach of contract claim against a sub-contractor for warehousing for losses relating to the safekeeping of Physical Copper. If the Trust’s Physical Copper is lost or damaged while held by a sub-contractor for warehousing, the Trust may not be able to recover damages from the Warehouse-keeper or the sub-contractor for warehousing. Shareholders cannot be assured that the Administrative Agent will be able to recover damages from sub-contractors for warehousing appointed by the Warehouse-keeper for any losses relating to the safekeeping of Physical Copper by such sub-contractors for warehousing.

In issuing Creation Units, the Administrative Agent will rely on certain information received from the Warehouse-keeper which is subject to confirmation after the Administrative Agent has relied on the information. If such information turns out to be incorrect, Creation Units may be issued in exchange for an amount of Physical Copper that is more or less than the amount of Physical Copper that is required to be deposited with the Trust.

The Warehouse-keeper’s definitive records are prepared after the close of its Warehouse Business Day. However, when issuing Creation Units, the Administrative Agent will rely on information reporting the amount of Physical Copper transferred to the Trust’s Allocated Copper Interest that it receives from the Warehouse-keeper during its Warehouse Business Day and which is subject to correction during the preparation of the Warehouse-keeper’s definitive records after its close of business. If the information relied upon by the Administrative Agent is incorrect, the amount of Physical Copper actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Creation Units.

The transfer of the Trust’s Physical Copper to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and/or Extraordinary Expenses at a time of low copper prices could adversely affect the value of the Shares.

The Administrative Agent will only transfer Physical Copper held in the Trust’s Allocated Copper Interest to the Sponsor’s Private Store Interest on each Payment Date and to the Administrative Agent’s Private Store Interest in payment of the Trust’s Extraordinary Expenses on an as-needed basis without regard to the then-current copper prices. The Trust is not actively managed and no attempt will be made to transfer Physical Copper to protect against or to take advantage of fluctuations in the price of copper. Consequently, the Trust’s Physical Copper may be transferred out of the Trust’s Allocated Copper Interest at a time when the price of copper is low, resulting in a negative effect on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Administrative Agent or the Trustee under the Trust and Administrative Agency Agreement.

Under the Trust and Administrative Agency Agreement, each of the Sponsor, the Administrative Agent and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. That means the Sponsor, the Administrative Agent or the Trustee may require the Trust’s Physical Copper to be transferred to the Administrative Agent’s Private Store Interest to be sold in order to cover losses or liability suffered by the Sponsor, the Administrative Agent or the Trustee. Any sale of that kind would reduce the amount of the Trust’s Physical Copper and the value of the Shares.

Concentration Risk Related to Non-Diversified Trust Assets

The investment objective of the Trust is to provide Shareholders indirect, but highly correlated and unhedged, exposure to the price performance of Copper Grade A. The Trust’s holdings will not be diversified and the NAV Per Share may be more volatile than the value of a diversified portfolio and may fluctuate substantially over short periods of time. This may have a negative impact on the value of the Trust. Since the Trust’s assets will be concentrated in physical copper, the Trust is subject to the risk that economic, political or other conditions may have a negative effect on the physical copper market or the copper industry as a whole and negatively impact the Trust to a greater extent than if the Trust’s assets were invested in a wider variety of markets or industries.

As the Trust’s Physical Copper may be stored in a few (or even a single) Warehouse Location(s), it is subject to the geographical, economic, political and other conditions affecting such locations and therefore could be negatively affected to a greater degree than if the Trust’s Physical Copper were stored in multiple locations on a worldwide basis.

Future regulatory changes or market disruptions may have a detrimental impact on the Trust’s operations and could materially adversely affect an investment in the Shares.

The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the LME, the SEC and the U.S. exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, the implementation of market “circuit breakers” and the suspension of trading. The regulation of securities and derivatives both inside and outside of the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

The global financial markets have recently undergone unprecedented disruption which has led to extensive governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have in some cases been difficult to interpret and fluid in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to previously successful investment strategies.

Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for shareholders, and such events can result in unexpected volatility and risk. This environment could limit the appetite of certain types of investors to purchase the Shares and could materially adversely affect an investment in the Shares.

Since there is no limit on the amount of Physical Copper that the Trust may acquire, the Trust, as it grows, may have an impact on the supply and demand of copper that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global markets for copper.

The Trust Agreement places no limit on the amount of Physical Copper the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and thereby may in theory acquire an unlimited amount of Physical Copper. The global market for copper is characterized by supply and demand constraints. From 1999 to 2009, world copper supply averaged [—] million Tonnes. In 2009, supply measured [—] million Tonnes of copper. If the amount of Physical Copper acquired by the Trust is large enough in relation to global copper supply and demand, further in-kind creations and redemptions of Shares could have an impact on the supply and demand of copper unrelated to other factors affecting the global markets for copper. Such an impact could affect the prices for copper that would directly affect the price at which Shares are traded on the Exchange or the price of future Creation Units created or redeemed by the Trust.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Creation Units, including the Initial Creation Units and the Shares (which are described on the front page of this prospectus), will consist of Grade A Physical Copper. Pursuant to the Trust and Administrative Agency Agreement, during the life of the Trust such proceeds will only be (i) held by the Trust, (ii) distributed to Authorized Participants in connection with the redemption of Creation Units or (iii) transferred to the Sponsor’s Private Store Interest to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) or to the Administrative Agent’s Private Store Interest as needed to pay the Trust’s Extraordinary Expenses.

OVERVIEW OF THE COPPER INDUSTRY

Introduction

This section provides a brief introduction to the copper industry by looking at some of the key participants and detailing the primary sources of demand and supply in the market. It also provides a brief description of the typical path copper and its alloys take from the mine to the customer. Unless otherwise indicated, all market data provided herein is from Brook Hunt, a wholly owned subsidiary of Wood Mackenzie.

Copper Basics

Copper is a chemical element with the symbol Cu and atomic number 29. Soft and malleable in its ore form, copper was the first metal to be used by man in large quantity. Early metal workers found that copper could be easily hammered into sheets and the sheets, in turn, could be worked into increasingly complex forms and purposes.

Copper’s historical main alloys are bronze (alloyed with tin) and brass (alloyed with zinc). After the introduction of bronze, a wide range of castings also became possible, many of which were decorative, though the core use of copper remained its utility as an industrial metal. Although iron became the basic metal of every Western civilization after Rome, copper metals were used in applications requiring a combination of strength and durability. The ability to resist corrosion ensured that copper, bronze and brass remained popular in functional and decorative uses through the Middle Ages and the successive centuries to the present day.

The Industrial Revolution led to an increase in all branches of human activity and new important uses were found for copper, including the introduction of many new copper alloys. Britain was the major producer for much of the 19th Century but new mines were opened up in the United States and Chile, and later in African nations. In 1911, the world’s output of smelted copper surpassed one million Tonnes for the first time as the development of electrical power restored copper to a position of prominence in industry.

In the modern world, approximately three-quarters of copper demand is for electrical purposes, including power transmission and generation, telecommunications, and electrical and electronic consumer and industrial products. Building construction is the single largest market, followed by electronics and electronic products, transportation, industrial machinery, and consumer and general products. Copper by-products from manufacturing and obsolete copper products are readily recycled and contribute significantly to copper supply.

Copper Supply Process

Outside of existing stores of copper supply, the metal is supplied from two sources: the extraction and processing of copper ore (referred to as primary or mine production) and the recovery of copper from above ground stock (referred to as either secondary copper or copper scrap). Copper mining accounts for the majority of new copper supply globally; however, in developed countries with significant amounts of copper in use or in the supply chain, secondary copper provides a significant portion of new supply.

Primary (mine) production

There are two common methods of copper extraction, reflecting the two types of copper ore – copper sulphides and copper oxides. Sulfide ores are beneficiated to separate the metal from waste by crushing the sulfide ores and placing them in flotation cells. Oxide ores are generally leached by dissolving copper into a soluble liquid such as acid, from which the copper is later recovered. Following separation of copper from ore waste, the metal is then refined, often using a process called solvent extraction (SX) and electrowinning and is recovered as copper plates (cathodes). Copper cathodes are later fabricated into wire, appliances or other copper applications.

Copper mine supply in 2010 is expected to reach 16.3 million Tonnes, a modest 1.5% increase from 2009. That copper mine supply has grown only modestly in spite of extremely high copper prices reflects, to some degree, the entrenched inelasticity of supply, as old mines continue to face head grade decline and new mine projects encounter production delays. There is, however, no shortage of copper resources. For example, the United States Geological Service estimates that current reserves – both proven and probable reserves – amount to around 550 million Tonnes. In addition there are considerable measured or inferred reserves that may become economically viable for extraction to the extent geologists and surveyors increase their estimate for long term copper prices. BHPBilliton and Brook Hunt have both indicated that copper reserves and resources are around 30 years of current demand levels, a figure comparable to that of crude oil.

Chart 1: Global Mine Production, 1992-2009 (000 Tonnes)

Brook Hunt

Copper supply from 2005 to 2009 has faced a number of constraints in expanding mine supply. Many existing mines are struggling to meet targets and, with only a few notable exceptions, projects are subject to delay. Technical issues at a number of major mines and the slow start up of several projects contributed to nearly half of the average disruption of primary copper supplies between 2007 and 2009.

In addition to mine disruptions, supply projections are curbed by a limited new project pipeline concentrated primarily in Africa and Latin America. In Africa the two most prospective countries are Zambia and the Democratic Republic of Congo (DRC), which combined to produce 85% of the continent’s 2009 primary copper supply. Both nations have been inconsistent suppliers of copper since the mid-1970s due to political and social instability. Sovereign risk, threat of asset expropriation, ownership disputes over certain large mines and limited infrastructure and a lack of work force skills present supply risks in both nations.

Latin American production is dominated by Chile, which is both the world’s largest producer and most prospective area for primary copper supply. Power and water availability represent two large hurdles curbing new mine production in Chile. Outside of Chile, Peru remains one of South America’s prospective regions.

Secondary (scrap) production

Copper and copper alloys have been recycled for hundreds of years and secondary copper remains a major source of supply in developed economies. In 2009, secondary copper accounted for 7.8 million Tonnes of the 23.7 million Tonnes of total copper supply globally. In the United States, secondary copper accounts for almost half of the copper produced and sold each year. It is estimated that, throughout history, about 317 million Tonnes to 360 million Tonnes of copper have been mined, with the majority of it is still in use today due to both durability and the ease of recycling reclamation. The copper and copper alloy industries rely on the fact that scrap copper is easily and economically used and reused.

When copper scrap is received for recycling it is visually inspected and graded, and analyzed chemically if necessary. Most scrap copper collected globally is designated as No.1 or No.2 quality. No.1 scrap consists of clean, unalloyed, and uncoated copper, while No.2 copper scrap includes non-excessively oxidized or coated/plated pieces. No.1 scrap material is directly melted and in some cases brought to higher purity while molten (fire refined). Chemical analysis checks the purity level of the copper when the charge is fully melted, and the molten copper is deoxidized and cast into an intermediate shape (billets, cakes, ingots) for further processing. No. 2 scrap is usually electrolytically refined to attain the desired purity level using an electroplating process in which an anode is electrolytically dissolved into a bath of sulfuric acid and then electroplated out of the solution onto a stainless steel sheet. Thin sheets of pure copper go through repeated electroplating until the anodes are 99.98% pure copper in cathode form.

Copper alloys are also recycled. Alloy scrap has to be segregated, kept clean and identified so that the alloying elements and impurity content of each batch are known. Scraps of unknown composition may be melted and analyzed to determine composition. Alloy recycling is then accomplished by melting together batches of scrap of known composition so that the recycled material has the desired alloy composition.

Most copper and copper alloy scrap is remelted directly by brass mills, wire rod producers, foundries and ingot producers. The remainder goes back into the supply stream at the smelting and refining stages.

Copper and copper alloy scrap is a very significant factor in making the United States self-sufficient in its overall consumption of copper. In a developed countries with a vast pool of installed copper metal, scrap is important in keeping the copper market in balance. For instance, scrap consumption represents between 40% and 55% of total copper consumption in the United States. The intrinsic value of copper scrap, along with the simple technology of copper recycling, drives this process. No.1 copper scrap commands well over 90% of the price of new refined copper.

Recovery rates of old scrap decline when copper prices are low. Old scrap, also called post-consumer scrap, consists of discarded electric cable, junked automobile radiators and air conditioners and other consumer and industrial products. Such old scrap represents low-velocity material with product life of 10 to 100 years or more. As copper prices have increased, old scrap has constituted a greater amount of the recycling stream.

The primary drawback to secondary copper is that it may contain trace impurities that negatively impact its properties. As a result, some applications require primary copper or scrap copper that has been re-refined or re-smelted and re-refined. The most important of these applications is high conductivity wire.

Ingot producers and large captive foundries have traditionally been large consumers of used copper and brass automotive radiators. This material conveniently provides copper, zinc, tin and lead units in relative amounts that are ideal for production of red-brass and semi-red brass alloy ingots. About half of this ingot material is used for plumbing valves and fittings in the United States, a distinctly different picture than in Europe where yellow brass (copper-zinc alloys) predominates in plumbing products.

Chart 2: Global copper supply, including use of secondary material in primary metal production and in direct use in semi fabricated products, 1969-2009

International Copper Study Group, Copper Development Association

Copper Consumption

Main copper products

As highlighted above, copper has various uses. Among these are the fabrication of copper wire for various downstream applications, the alloying with other metals, and transformation into a tube product for plumbing and heating, vacuuming and air conditioning applications.

Global copper consumption in 2009 is estimated to have measured 17.3 million Tonnes, a decline of around 3.6% from 2008. By market sector, copper is equally exposed to construction (33% of total demand in 2009) and electrical and electronic applications (also 33%). Significant other sources of demand include industrial machinery (13%), transportation (13%) and consumer products (8%).

The combination of a Western economic recovery and ongoing robust demand in emerging markets is expected to result in growth of global copper demand by close to 9% in 2010, following a 3.6% decline in demand from 2008 to 2009. Excluding the direct use of secondary material by semi-fabricators, copper demand is likely to measure 18.8 million Tonnes in 2010, using projections as of September 2010, according to industry statistician Brook Hunt. Current projections for total copper consumption in 2010 were 23.4 million Tonnes, a number inclusive of refined copper production from primary and secondary material and the direct use of secondary material in the fabrication sector.

Chart 3: Global refined copper consumption, 1959-2009) (excluding direct use of secondary material)

Brook Hunt

Copper wire fabrication accounted for 54.8% of total copper fabrication in 2009 (Source : Brook Hunt). Before fabrication into copper wire, cathodes of copper are molded into copper wire rod. At the first use stage of copper fabrication (of refined and scrap metal), around 75% of first use output is in the form of copper wire rod. The balance is copper billet and copper cake/slab. Copper wire rod is used to make copper wire, copper rods, bars and section and copper alloys, copper tubing and other end products.

Chart 4: Global copper production by semi fabricated product type, including production from the direct use of secondary material

Brook Hunt

Market Participants

The participants in the world copper market may be classified in the following sectors: the commercial sector, the manufacturing sector, the banking sector and the investment sector. A brief description of each follows.

Commercial Sector. The commercial sector is comprised of producers, users, merchants and consumers. Copper producers include mining companies that specialize in copper production, scrap merchants and recyclers. Copper consumers include the end consumers of copper products.

The Manufacturing Sector. Copper is a metal that is ductile, corrosion resistant, malleable and an excellent conductor of heat and electricity. As such, one of its main industrial usages is for the production of cable, wire and electrical products for both the electrical and building industries. The construction industry also accounts for copper’s second largest usage in such areas as pipes for plumbing, heating and ventilating as well as building wire and sheet metal facings. Alloyed with other metals, such as zinc (to form brass), aluminum or tin (to form bronzes), or nickel, for example, it can acquire new characteristics for use in highly specialized applications. Copper’s physical, chemical and aesthetic properties make it a material of choice in a wide range of electrical, electronics and communication, construction, transportation, industrial machinery and equipment and general consumer applications, such as coins and keys.

Banking Sector. Banks provide a variety of services to the copper market and its participants, thereby facilitating interactions between other parties. Services provided by the banking community include traditional banking products as well as mine financing, physical copper purchases and sales, hedging and risk management and inventory management for industrial users and consumers.

The Investment Sector. This sector includes the investment and trading activities of both professional & private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges.

World Copper Production and Consumption 2000–2009 (in Tonnes)

The following table sets forth a summary of world copper production and consumption for the last 10 years, based on information provided by Brook Hunt.

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Mine Production (Concentrate)	11027	11188	10905	10940	11971	12300	12371	12609	12650	12714
Smelter Production	11700	12181	11990	11930	12476	13168	13620	14071	14182	14160
Electro-Refined Copper Production	12570	13102	12735	12619	13291	13920	14586	15060	15229	15018
Sx/Ew Production	2291	2538	2619	2676	2658	2644	2754	2992	3110	3330
Refined Copper Production	14862	15640	15354	15294	15950	16564	17341	18052	18338	18347

Western Europe Consumption	4040	3925	3739	3716	3797	3562	3910	3648	3419	2756
Americas Consumption	3281	2859	2644	2497	2712	2549	2389	2343	2216	1774
China Consumption	1850	2230	2425	3020	3565	3815	3967	4670	5100	6520
Japan Consumption	1349	1145	1164	1202	1279	1256	1307	1268	1199	876
Other Consumption	4640	4624	4923	5135	5663	5739	5819	5980	6020	5385
Refined Copper Consumption	15160	14783	14895	15570	17015	16920	17392	17909	17955	17312
Refined Metal Balance	-299	857	459	-276	-1065	-356	-51	143	384	1036

(1)	Figures may not add to totals due to independent rounding.

(2)	Electro-Refined Copper Production and Sx/Ew Production, also known as solvent extraction electrowinning, are two forms of chemical leeching production, used as an alternative to smelting.

The following are some of the main characteristics of the copper market illustrated by the table:

Copper production over the past 5 years (2005-2009) has averaged a growth rate of 2.9% per annum, delivering average production (of refined metal from SXEW and electrorefining processes) of 17.7 million Tonnes. During this period, the percentage of refined metal production from the relatively newer technology of SX/EW has increased from 16% of global refined copper supply to around 18% of refined copper supply. The percentage of total refined copper production solely from concentrate has been steadily decreasing over the past 5 years from around 74% in 2005 to 69% in 2009. Over this period, the input of secondary material into refined copper production and increased SX/EW production have thus grown in size relative to copper-from-concentrate.

Copper mine capacity has increased solidly over the past 5 years, from 16.7 million Tonnes to 19.7 million Tonnes (source: International Copper Study Group). This is capacity of both copper-in-concentrate and SX/EW operations. Given primary (mine) production difficulties in terms of performing anywhere near capacity (e.g., geotechnical issues), the utilization of primary copper capacity has fallen sharply, from 88% in early 2005, to an average of 80% in the 12 months to June 2010 (ICSG). Capacity utilization in refining has similarly been affected, with the lower level of mine supply on one hand, and more recently the recession-driven slowdown in new and old scrap generation seeing the level of global refining capacity utilization fall from around 85% in 2004 to around 77% in 2009 (source: Brook Hunt). To a large extent this also reflects aggressive investment in expanding copper smelting and refining capacity in emerging markets – principally in China.

Copper demand continues to be underpinned by China’s increased dominance of the copper fabrication industry. In 2009, China accounted for 38% of global copper consumption (refined metal, exclusive of secondary material directly processed by fabricators), which was a very solid increase from 28% of global consumption (source: Brook Hunt). This continues a trend that has been in play for decades, in which China’s share of global consumption increased from 4% in 1976 to near 40% in 2009. It is not unreasonable to assume that the domination of China’s fabrication industry in the broad manufacturing process will continue and that China’s share of global primary metal production will increase towards 50%-55% in the very long term (indeed this is the base assumption of industry statistician Brook Hunt). Increasingly though, the refined metal supply balance will need to rely upon greater Chinese utilization of domestically produced copper concentrate, refined copper from SX/EW and collection of secondary materials. It is not immediately clear – as has been highlighted already – that mine supply will meet the ongoing robust consumption requirements of the Chinese economy.

Because China is deficient in domestic copper resources it must import the vast majority of its copper feedstock, to the extent that this is insufficient to meet domestic demand, must importantly for refined copper cathode. In 2009, China imported in excess of 3 million Tonnes of refined copper (source: China Customs Bureau), and over the 8 months to August 2010 has imported 2.05 million Tonnes, suggesting that the country remains on track to further dominate the trade in refined copper cathode. The dominant source of supply is Chile (comprising about 900,000 Tonnes of metal in January to August) and Japan (around 200,000 Tonnes). The Japanese metal comes from Japanese based smelters, in turn relying on Chilean, Peruvian and Australian copper ores predominantly. Africa is also a significant exporter of copper metal to China, both for refined and near-refined metal (refined metal being cathodes, near refined being anodes). China’s other main source of copper units – copper scrap – is also rising sharply. In the January-August period in 2010, China imported around 2.8 million Tonnes of copper scrap (source: Reuters), and although this is of varying copper content. Developed countries are the predominant source of scrap copper, the USA, Germany and Australia along with Japan and Spain tending to dominate the ledger on the import side.

Historical Chart of the Price of Copper

The benchmark price for copper is the 3-month price quoted at the LME in U.S. Dollars per Tonne; however, the price most often used by the trade is the cash (or “spot”) price, which reflects the price of copper to be settled in two days time. The price of copper in the Trust will largely reflect the cash copper price, not the 3-month price.

As can be seen in the chart below, which maps the key price events for copper over the past 24 years, prices are volatile and subject to many different factors. As outlined above, there are many participants who participate and exert a heavy influence on the price of copper. The price of copper is volatile and fluctuations are expected to have a direct impact on the value of the Shares. Movements in the price of copper in the past are not a reliable indicator of future movements.

Historical and current changes in the price of copper have largely, historically been dictated by whether the refined copper market supply and demand balance was in surplus or deficit, or moving from one such state to the other. In addition, copper prices have historically been closely aligned with actual extraction and processing costs. For instance, large surplus environment markets would see copper prices on the LME retreat towards the 50th to 75th percentile of pure production costs (i.e., the costs of converting copper to concentrate, not allowing for depreciation and non-copper mining costs). In deep deficit markets prices might have moved to an extreme of one to two times pure production costs. In more recent years the relationship of copper costs to market prices has broken down, reflecting the introduction of more players into the market on one hand, and on the other the widely held expectation that copper mine supply could fail to keep pace with Brazil-Russia-India-China (BRIC) driven demand in the medium term.

Chart 5: Long term real and nominal copper prices, 1950 to 2010

Source: Brook Hunt

As can be seen from the chart above, there have been large movements in copper prices over the 24-year period ending in January 2010 with copper prices ranging from under $1,000 per Tonne to near $9,000 per Tonne. From 1986 through to 2002, copper prices tended to stay in a $1,000 to $3,500 Tonne range (prices more or less oscillating around pure production costs). From 2003 onwards, copper prices started to move into a higher trading range, which also became more volatile, likely reflecting the big moves in inventories (lower) that took place from 2003 to 2006. Additionally the introduction of considerable investment capital to the copper market could have, while commodities were maturing as an asset class, led to some additional volatility. It is also probable that volatility in copper prices reflected the somewhat price inelastic nature of supply (i.e., supply didn’t respond as quickly to the BRIC-driven demand increase in 2005 to 2007, as the market had expected) and this saw prices move significantly above long term relationships to cash costs, which remained broadly stable. As such the collapse in copper prices during the onset of the financial crisis in 2008 to 2009 was partly as severe as it was due to the fact that copper prices relative to production costs had become so wide.

What prevented copper prices from either remaining depressed (or testing the 50th to 75th percentile of costs like in previous recessions) was aggressive state-sponsored buying of copper by Chinese domiciled corporations. Accordingly copper imports in China in 2009 were 3.2 million Tonnes, an increase of 1.8 million Tonnes in 2008 and three times the average amount of copper imports from 2004 to 2007. Data source for imports: China customs bureau, Data source for copper prices versus cash costs: Brook Hunt.

In looking at copper prices from a longer term perspective, copper prices in real (inflation-adjusted) terms have been significantly higher than is the case today and, in fact, averaged a very high level through to the 1974 oil price, weak USD driven price. Indeed, the average of prices in real terms was $6,393 per Tonne from 1950 to 1974. From 1974 to the beginning of the structurally positive demand shock from China and emerging market related demand (1975 to 2002), prices averaged $3,197 per Tonne. Since the onset of strong China (and emerging market) related demand, copper prices in real terms have averaged $5,247 per Tonne. As such abnormal period for real copper prices increasingly appears to be the post oil-crisis, pre-emerging market period of 1975 to 2002. Excluding this period, prices have averaged comfortably above $5,000 per Tonne in real terms, making current copper prices considerably less stretched to historical price valuations (i.e., that is relative to cash costs of mine production) than is currently the case.

The period of lower real copper prices from 1975 to 2002 is a source of debate and much conjecture, but broadly it is argued that real prices during these times were deflated by strong growth in mine supply reflecting the adoption of new technologies in both mine discovery and production and in copper extraction and processing (such as the solvent extraction, electro-winning process). At the same time the global economy was in a less commodity intensive growth phase, in between the rapid industrialisation of western countries and the beginning of the rapid industrialisation / urbanisation of emerging market countries, notably China.

Chart 6: Historical copper prices, in ‘money-of-the-day’ and deflated by US GDP deflator, in Cents/lb, 1950 – September 2010

Source: GlobalFinancialData.com, IRESS, JPMorgan Commodity Research

OPERATION OF THE COPPER MARKET

The global trade in copper consists of Over-the-Counter (OTC) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-The-Counter Market.

The OTC market trades on a 24-hour per day continuous basis and accounts for most global copper trading. Copper trades primarily on the London Metal Exchange (LME) in London, the COMEX division of the New York Mercantile Exchange in New York and the Shanghai Futures Exchange in Shanghai. The OTC market is most active during LME ring trading hours in London. Ring dealing members of the LME have the exclusive right to participate in ring dealing at the LME and are members of the London Clearing House and regulated by the Financial Services Authority (FSA). Ring dealing members serve as market makers and clearing members of the LME. Ring dealing members as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. The twelve ring dealing and clearing members of the LME are: Amalgamated Metal Trading Limited, Cathodeclays Capital, ED & F Man Commodity Advisers Limited, MAREX Financial Limited, Metdist Trading Ltd,

MF Global UK Limited, Natixis Commodity Markets Limited, Newedge Group (UK Branch), Société Générale, Sucden Financial Limited, The Royal Bank of Scotland plc, and Triland Metals Ltd. The LME provides a forum for trading copper on each business day out to 3-month contracts. Every Wednesday, the LME trades contracts out to six months and, every third Wednesday of a month, out to 63 months. Participation in the OTC market provided by the LME requires the delivery of copper to LME warehouses in exchange for warehouse warrants, or the purchase of warehouse warrants. Warehouse warrants entitle holders to the receipt of physical copper in the LME warehouse identified on the warrant.

The main centers of the OTC market are London (on the LME), New York (on the COMEX) and Shanghai (on the Shanghai Futures Exchange). Mining companies, banks, manufacturers, together with investors and speculators, tend to transact their business through one of these market centers. Copper dealers have offices around the world and inter-office trading among market participants continues on a 24-hour cycle. All twelve ring-dealing members of the LME offer clearing services. There are a further [—] associate broker clearing and associate trade clearing members of the LME, plus a number of non-clearing members around the world. The number of ring-dealing, associate broker clearing and associate trade clearing members of the LME listed in this prospectus are as of [—], 2010. These numbers may change from time to time as new members are added and existing members drop out.

In the OTC market, the standard size of copper trades between market makers is twenty-five Tonnes and are denominated in U.S. Dollars per Tonne. Bid-offer spreads are typically [—] U.S. Dollars per Tonne. Cost indicators can be obtained from various information service providers as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the differential between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the copper market generally occurs at the time of day when ring trading is occurring on the LME floor. This period lasts for certain intervals during approximately six hours each London business day.

The London Copper Market

Although the market for physical copper is distributed globally, most OTC market trades are cleared through London on the LME. In addition to coordinating market activities, the LME provides the global benchmark price in publishing the 3-month price and serves as the point of regulation both internally through the LME Rulebook and in connection with the FSA. A primary function of the LME is its involvement in the promotion of refining standards by maintenance of contract specifications for Grade A cathodes conforming to BS EN 1978:1998 (Cu-CATH-1). The LME also coordinates market clearing and warehousing through LME warrants, promotes good trading practices and develops standard documentation. OTC trading is conducted through the LME ring dealing session, inter-office trading over the phone, and over the LME’s online trading platform.

Copper cathodes meeting the contract specifications for Grade A cathodes conforming to BS EN 1978:1998 (Cu-CATH-1) are described in this prospectus from time to time as “Physical Copper” or “Physical Copper Grade A.” Copper cathodes conforming to this standard have a minimum fineness (or purity) of 999.9 parts per 1,000 (99.99%) copper. The unit of trade in London is the Tonne, whose conversion to pounds is 2,204.623 pounds. Copper delivered to a LME warehouse is to conform to contract specifications for Physical Copper in the form of cathodes from an Acceptable Delivery Brand. Deliverers of copper receive a LME warrant indicating a specific metal lot in a specific metal warehouse, which LME warrant is acceptable for delivery in settlement of a transaction on the OTC market.

Following the second of four ring dealing sessions in copper, ending at 12:35 pm London time, the LME sets the day’s official price for a LME 3-month contract for LME Copper Cathodes. This spot price is the most widely used benchmark for daily copper prices and is quoted by various financial information sources. Unless otherwise specified, this spot price always refers to price per Tonne in U.S. Dollars of LME Copper Cathodes.

Futures Exchanges

The most significant copper futures exchange is the LME. The LME was founded to trade copper in 1877 and later added additional metal and plastics trading. LME transactions are conducted among approximately 100 members by 24-hour inter-office trading and on the LME’s online trading platform, the LME Select. A significant portion of the trading volume is conducted during regular London trading hours by open-outcry among the 12 ring dealing members in the ring. The LME operates through a central counterparty clearing house, known as LCH. Clearnet, which acts as a counterparty for each member for clearing purposes. Currently, approximately 95% of copper futures are traded on the LME.

Copper futures are also traded on COMEX and the Shanghai Futures Exchange. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the copper represented by the contracts traded. [All three exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder.] The COMEX operates through a central clearance system, meaning that the exchange acts as a counterparty for each member for clearing purposes. Designated banks clear the trades of members on the Shanghai Futures Exchange.

Market Regulation

The global copper markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LME, falls under the authority of the FSA as provided by the Financial Services and Markets Act 2000 (FSM Act). Under this act, all UK-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FSA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of copper not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

Not A Regulated Commodity Pool

The Trust will hold only Physical Copper as assets and will not trade in copper futures contracts on the LME, COMEX, the Shanghai Futures Exchange or on any other futures exchange. The Trust will take delivery of Physical Copper in the form of LME Copper Cathodes. Because the Trust will not trade in copper futures contracts on any futures exchange, the Trust will not be regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and will not be operated by a CFTC-regulated commodity pool operator. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in copper futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust will be limited to (i) issuing Creation Units in exchange for the Physical Copper deposited with the Warehouse-keeper as consideration, (ii) delivering physical copper from the Trust’s Allocated Copper Interest as necessary to cover the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and Extraordinary Expenses of the Trust and (iii) delivering Physical Copper in exchange for Creation Units surrendered for redemption. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of copper.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the price of Physical Copper, less the Trust’s expenses. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in Physical Copper with minimal credit risk. An investment in Physical Copper requires expensive and sometimes complicated arrangements in connection with the assay, transportation and warehousing of the metal. Although the Shares will not be the exact equivalent of an investment in Physical Copper, they provide investors with an alternative that allows a level of participation in the physical copper market through the securities market.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in the physical copper market through an investment in securities. The logistics of transporting and storing Physical Copper are dealt with by the Warehouse-keeper and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means, with minimal credit risk, of gaining investment benefits similar to those of holding Physical Copper. The Shares offer an investment that is:

•

Easily Accessible and Relatively Cost Efficient. Investors can access the copper market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use copper by using the Shares instead of using the traditional means of purchasing, trading and holding Physical Copper and for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, transportation and storage of Physical Copper.

•

Exchange-Traded and Transparent. The Shares will trade on the [Exchange], providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will represent pro-rata undivided interests in the assets of the Trust, and the Trust will not hold or employ any derivative securities. Furthermore, the Trust’s Net Asset Value and the Trust’s holdings will be reported on the Trust’s website daily.

•

Minimal Credit Risk. The Shares represent an interest in Physical Copper owned by the Trust (including the fractional amounts held as the Trust’s Allocated Copper Interest which are not sufficient to make up a Whole Lot). The Trust’s Physical Copper in the Warehouse-keeper’s possession is not subject to borrowing arrangements with third parties and is not subject to counterparty or credit risks. This contrasts with most other financial products that gain exposure to copper through the use of derivatives that are subject to counterparty and credit risks.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of Physical Copper, less the expenses of the Trust, the Shares may trade in the secondary market on the [Exchange] at prices that are lower or higher relative to their NAV Per Share. The amount of the discount or premium in the trading price relative to the NAV Per Share may be influenced by, among other things, non-concurrent trading hours between the [Exchange] and the COMEX, and the LME. While the Shares will trade on the [Exchange] until 4:00 PM New York time, liquidity in the global copper market will be reduced after the close of the COMEX at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen. In addition, the NAV Per Share includes Locational Premia (defined below) relating to the Trust’s Physical Copper, which is not taken into account when determining the amount of Physical Copper required to be delivered to or from the Trust’s Allocated Copper Interest and therefore may not be reflected in the market prices for Shares trading in the secondary market on the Exchange. This may also affect the premium or discount on the Shares.

Expenses of the Trust

As the Trust holds no cash or assets other than Physical Copper, the Administrative Agent will transfer Physical Copper from the Trust’s Allocated Copper Interest for distribution or sale on an as-needed basis to pay the Sponsor’s Fee and other Trust expenses, if any, in the amount, manner and at the times discussed below. The amount of Physical Copper so distributed or sold will vary from time to time depending on the level of the Trust’s expenses and the market price of copper. Each delivery or sale of Physical Copper from the Trust’s Allocated Copper Interest will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Ordinary Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust (collectively, “Ordinary Expenses”): the Administrative Agent’s monthly fee and out-of-pocket expenses, the Valuation Agent’s monthly fee and out-of-pocket expenses, the Trustee’s annual fee and out-of-pocket expenses, the Warehouse-keeper’s fee and expenses reimbursable under the Warehouse Agreements, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and [up to $[—] per annum] in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees and will appoint officers to act for Trust in conjunction with regulatory requirements.

The Sponsor’s Fee will accrue daily at an annualized rate equal to [—]% of the Net Asset Value shall be payable in the amount of Physical Copper which equals the daily accrual of the Accrued Unpaid Expenses (Expressed In Tonnes) for such prior month, as calculated pursuant to the Valuation Process and will be invoiced or otherwise documented in any manner deemed appropriate by the Administrative Agent on a monthly basis in arrears. The Administrative Agent will make payments of the Accrued Unpaid Expenses (Expressed In Tonnes) in Physical Copper only at such times when one or more Whole Lots can be transferred from the Trust’s Allocated Copper Interest and delivered to the Sponsor’s Private Store Interest. Therefore the Accrued Unpaid

Expenses (Expressed In Tonnes) will be paid on an intermittent basis and any amount of Physical Copper owed but not yet paid shall be secured by a lien on the Trust. Each Physical Copper Lot delivered to the Sponsor’s Private Store Interest in payment of the Accrued Unpaid Expenses (Expressed In Tonnes) will be made in accordance with the Cheapest To Deliver Protocol.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee. The Sponsor’s Fee is subject to change from time to time [upon 60 days’ prior notice to Administrative Agent] without the consent of any Shareholder. The Administrative Agent will post a notice of the revised Sponsor’s Fee amount in the Trust’s Website [at least 45 days] in advance of the date such change will take effect.

Extraordinary Expenses

The Sponsor will instruct the Administrative Agent to transfer Physical Copper from Trust’s Allocated Copper Interest to the Administrative Agent’s Private Store Interest at such times as may be necessary to permit payment of any expense or liability of the Trust that is not an Ordinary Expense, including but not limited to Trust payments to an “indemnified party” as discussed in [—] (“Extraordinary Expenses”). The Administrative Agent will invoice or otherwise document the payment of any Extraordinary Expenses on an “as needed” basis” in any manner deemed appropriate by the Administrative Agent but will transfer and deliver Physical Copper from the Trust’s Allocated Copper Interest to the Administrative Agent’s Private Store Interest only in one or more Whole Lots. Any amount of Physical Copper owed but not yet paid with respect to Extraordinary Expenses shall be secured by a lien on the Trust. Each Physical Copper Lot delivered to the Administrative Agent’s Private Store Interest in payment of Extraordinary Expenses will be made in accordance with the Cheapest To Deliver Protocol. The Sponsor is authorized and may, but is not required to, pay on behalf of the Trust the amount of any such Extraordinary Expenses owed but not yet paid, provided, however, that the Trust will accrue a liability which will be added to the Accrued Unpaid Expenses (Expressed In Tonnes), without interest.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Administrative Agent will transfer the Trust’s Physical Copper in payment of the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and any Extraordinary Expenses of the Trust to the Sponsor’s Private Store Interest and the Administrative Agent’s Private Store Interest, respectively, for distribution or for sale to raise cash needed for the payment of such fees and expenses. The transfers of the Trust’s Physical Copper, and any proceeds received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the price of copper. As a result of the recurring transfers and deliveries of the Trust’s Physical Copper necessary to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and any Extraordinary Expenses of the Trust, the fractional amount of Physical Copper represented by each Share will decrease over the life of the Trust and, all else being equal, the amount of Physical Copper held by the Trust and the Net Asset Value will decline. Additional deposits of Physical Copper, received in exchange for additional new Creation Units issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the transfers and sales of the Trust’s Physical Copper discussed above on the Creation Unit Ratio and hence the fractional amount of Physical Copper represented by each outstanding Share for three years. It assumes that the only dispositions of Physical Copper will be those deliveries needed to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and that the price of Physical Copper and the number of Shares remain constant during the three-year period covered and that the Accrued Unpaid Expenses (Expressed In U.S. Dollars) remains unchanged. It also assumes that [all the Trust’s Physical Copper is held in the [—] Warehouse Location and that the Trust’s Allocated Copper Interest is held in [—], United States Warehouse Location] and that [the Locational Premium is [—]. The table does not show the impact of any Extraordinary Expenses the Trust may incur. Any such Extraordinary Expenses, if and when incurred, will accelerate the decrease in the fractional amount of copper represented by each Share. In addition, the table does not show the effect of any waivers of the Accrued Unpaid Expenses (Expressed In U.S. Dollars) that may be in effect from time to time.

Year
	1			2			3
Hypothetical copper price per Tonne	$	[	—]	$	[	—]	$	[	—]
Sponsor’s Fee		[	—]%		[	—]%		[	—]%
Shares of Trust, beginning		[	—]		[	—]		[	—]
Tonnes of copper in Trust, beginning		[	—]		[	—]		[	—]
Beginning net asset value of the Trust	$	[	—]	$	[	—]	$	[	—]
Tonnes of copper to be delivered to cover the Accrued Unpaid Expenses (Expressed In U.S. Dollars)		[	—]		[	—]		[	—]
Tonnes of copper in Trust, ending		[	—]		[	—]		[	—]
Ending net asset value of the Trust	$	[	—]	$	[	—]	$	[	—]
Ending NAV Per Share	$	[	—]	$	[	—]	$	[	—]

DESCRIPTION OF THE TRUST

The Trust is a statutory trust formed under Delaware law on October 15, 2010. The Trust holds Physical Copper and is expected from time to time to issue Creation Units in exchange for deposits of Physical Copper and to distribute Physical Copper in connection with redemptions of Creation Units. The investment objective of the Trust is for the Shares to reflect the performance of the price of Physical Copper Grade A, less the Trust’s Ordinary Expenses, and Extraordinary Expenses, if any. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of investing in physical copper. The material terms of the Trust and Administrative Agency Agreement are discussed under “Description of the Trust and Administrative Agency Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The Trust’s Physical Copper will only be delivered to Authorized Participants in connection with the redemption of Creation Units, to the Sponsor to pay the Sponsor’s Fee, and to the Administrative Agent for payment of Extraordinary Expenses or sold (i) in the event the Trust terminates and liquidates its assets, or (i) as otherwise required by law or regulation. Each delivery or sale of Physical Copper from the Trust’s Allocated Copper Interest is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust expects to create and redeem Shares from time to time but only in one or more Creation Units (a Creation Unit equals a block of 2,500 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units requires the delivery to the Trust, or the distribution by the Trust, of the required amount of Physical Copper represented by the Creation Units being created or redeemed. The total amount Physical Copper required for the creation of Creation Units will be based on the current Creation Unit Ratio, as published on each Warehouse Business Day by the Administrative Agent, and the number of Creation Units being created or redeemed. The Initial Creation Units will be created at the Initial Creation Unit Ratio of one (represented by the initial Creation Unit Amount of 25 Tonnes of Physical Copper to create 2,500 Shares, divided by 100 to not the correlation of one share to one-hundredth of a Tonne of Physical Copper) resulting in an initial Share price equal to the value of one one-hundredth (1/100) of a Tonne of Physical Copper on the date of formation of the Trust. Thereafter, the number of Tonnes of Physical Copper required to create a Creation Unit or to be delivered upon a redemption of a Creation Unit will gradually decrease over time. This is because the Shares comprising a Creation Unit will represent a decreasing amount of Physical Copper due to the delivery or sale of the Trust’s Physical Copper to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and the Extraordinary Expenses of the Trust, if any. Creation Units may be created or redeemed only by Authorized Participants, who will pay a Transaction Fee assessed for each Creation Unit created or redeemed in a Purchase Order or Redemption Order. Authorized Participants may sell to other investors all or part of the Shares included in the Creation Units they purchase from the Trust. See “Plan of Distribution.”

The Trust’s assets will consist solely of the Trust’s Allocated Copper Interest. Each Share will represent a proportional beneficial interest, based on the total number of Shares outstanding, of the Trust’s Physical Copper, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the price of Physical Copper Grade A. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

The Valuation Agent will administer and control the Valuation Process of the Trust on each Warehouse Business Day as promptly as practicable after 4:00 p.m. New York time. The Valuation Process includes (i) conducting a regular polling process for obtaining prices from a variety of market participants for the premiums (bids and offers) for a prescribed amount of Physical Copper in each location of the Warehouse-keeper for which the Trust currently holds such copper (each, a “Warehouse Location”) and (ii) calculating the Net Asset Value and the NAV Per Share using prices obtained through the Valuation Process. See “Description of the Trust and Administrative Agency Agreement—Valuation Process; Definition of Net Asset Value.”

Investors may obtain, [almost] on a 24-hour basis, copper pricing information based on the spot price for Physical Copper Grade A from various financial information service providers. Current spot prices for Physical Copper Grade A are also generally available with bid/ask spreads from physical copper dealers. In addition, the Trust’s website (www.[—].com) will provide ongoing pricing information for copper spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The Net Asset Value will be published by the Sponsor on each Warehouse Business Day and will be posted on the Trust’s website.

The Trust has no fixed dissolution date.

THE SPONSOR

J.P. Morgan Commodity ETF Services LLC will serve as the Sponsor and is a Delaware limited liability company formed on March 1, 2000. The Sponsor’s office is located at J.P. Morgan Commodity ETF Services LLC, [—]. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, J.P. Morgan Commodity ETF Services LLC, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the [Exchange]. The Sponsor has agreed to assume the Trust’s Ordinary Expenses and may, but is not required to, make advance payments in respect of Extraordinary Expenses as described in “Business of the Trust” The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees and will appoint officers to act for the J.P. Morgan Physical Copper Trust in conjunction with regulatory requirements.

The Sponsor will not exercise day-to-day oversight over the Administrative Agent, the Trustee or the Warehouse-keeper.

The Sponsor may remove the Administrative Agent and appoint a successor Administrative Agent (i) if the Administrative Agent ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $[150 million]), (ii) if, having received written notice of a material breach of its obligations under the Trust and Administrative Agency Agreement, the Administrative Agent has not cured the breach within 30 days, or (iii) if the Administrative Agent refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Administrative Agent during the 90 days following any merger, consolidation or conversion in which the Administrative Agent is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter.

The Sponsor may remove the Trustee and appoint a successor Trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $[150 million]), (ii) if, having received written notice of a material breach of its obligations under the Trust and Administrative Agency Agreement, the Trustee has not cured the breach within 30 days. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter.

The Sponsor or one of its affiliates or agents or a third party appointed by it to act as marketing agent for the Trust will (i) develop a marketing plan for the Trust on an ongoing basis, (ii) prepare marketing materials regarding the Shares, including the content of the Trust’s website and (iii) execute the marketing plan for the Trust.

THE ADMINISTRATIVE AGENT

[—] will serve as the Administrative Agent. The principal office of [—] is at [—] and it is subject to supervision by [—]. Information regarding creation and redemption order composition, Net Asset Value, Transaction Fees and the names of the parties that have each executed an Authorized Participant

Agreement may be obtained from [—]. A copy of the Trust and Administrative Agency Agreement is available for inspection at [—] principal office identified above. Under the Trust and Administrative Agency Agreement, the Administrative Agent is required to maintain capital, surplus and undivided profits of $[150 million].

The Administrative Agent’s Role

The Administrative Agent is generally responsible for the day-to-day administration of the Trust. The Administrative Agent’s principal responsibilities include (i) receiving and processing orders from Authorized Participants to create and redeem Creation Units and coordinating the processing of such orders with the Warehouse-keeper and The Depository Trust Company (DTC), (ii) administering and controlling the Valuation Process described in “Description of the Trust and Administrative Agency Agreement—Valuation Process, Definition of Net Asset Value,” calculating the Net Asset Value (and the NAV Per Share) obtained from and calculated by the Valuation Agent through the Valuation Process, and publishing on the Trust’s website, (iii) completing necessary bookkeeping, accounting and taxation services on behalf of the Trust, (iv) calculating the Accrued Expenses of the Trust and the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and instructing the Warehouse-keeper to deliver Trust’s Physical Copper to pay the Accrued Unpaid Expenses (Expressed In U.S. Dollars) and (v) instructing the Warehouse-keeper to deliver Trust’s Physical Copper and delivering, or arranging for the sale of, such copper, as needed to pay any Extraordinary Expenses of the Trust. [The Administrative Agent will, with respect to directing the Warehouse-keeper, act in accordance with the instructions of the Sponsor. If the Warehouse-keeper resigns, the Administrative Agent will appoint an additional or replacement Warehouse-keeper selected by the Sponsor. Under the Warehouse Agreements, the Administrative Agent, the Sponsor and the Sponsor’s auditors and inspectors may, only up to twice a year, visit the premises of the Warehouse-keeper for the purpose of examining the Trust’s Physical Copper and certain related records maintained by the Warehouse-keeper. In addition, the Administrative Agent has no right to visit the premises of any sub-contractor for warehousing for the purposes of examining the Trust’s Physical Copper or any records maintained by the sub-contractor for warehousing, and no sub-contractor for warehousing is obligated to cooperate in any review the Administrative Agent may wish to conduct of the facilities, procedures, records or creditworthiness of such sub-contractor for warehousing.]

The Administrative Agent intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. [The Administrative Agent does not monitor the performance of the Warehouse-keeper or any sub-contractor for warehousing other than to review the reports provided by the Warehouse-keeper pursuant to the Warehouse Agreements.] The Administrative Agent, along with the Sponsor, will communicate and coordinate with the Trust’s legal, accounting and other professional service providers as needed. The Administrative Agent will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Administrative Agent’s monthly fees and out-of-pocket expenses are a component of the Trust’s Ordinary Expenses and will be paid by the Sponsor.

Affiliates of the Administrative Agent may from time to time act as Authorized Participants or purchase or sell Physical Copper or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE VALUATION AGENT

[—], organized under the laws of [—], will serve as the Valuation Agent. [—] is headquartered at [address] and is subject to supervision by [regulatory authorities].

The Valuation Agent’s Role

The Valuation Agent is generally responsible for calculating the Locational Premia used in connection with the calculation of the Net Asset Value and the NAV Per Share. This includes conducting a regular polling process for obtaining prices from a variety of market participants for the premiums (bids and offers) for a prescribed amount of Grade A Physical Copper in each Warehouse Location of the Warehouse-keeper where the Trust’s Physical Copper is held. The general role, responsibilities and regulation of the Valuation Agent are further described in “The Valuation Agent.” The Valuation Agent will communicate the results of each Valuation Process to the Administrative Agent.

The Valuation Agent’s monthly fees and out-of-pocket expenses are a component of the Trust’s Ordinary Expenses and will be paid by the Sponsor.

Affiliates of the Valuation Agent may from time to time act as Authorized Participants or purchase or sell Physical Copper or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRUSTEE

The Trustee is Wilmington Trust Company. The Trustee’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890. Under the Trust and Administrative Agency Agreement, the Trustee is required to maintain capital, surplus and undivided profits of $[150 million].

The Trustee’s Role

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee, the Administrative Agent and the Sponsor with respect to the offering of the Shares and Trust management and the Shareholders are governed by the provisions of the Delaware Statutory Trust Agreement (the “DSTA”) and the Trust and Administrative Agency Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor, the Administrative Agent or the shareholders of the Trust. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by             , and is indemnified by the Trust and the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or dissolution of the Trust, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the [Sponsor] are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor and the Administrative Agent have exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, the Administrative Agent or any other agent of the Trust, nor will the Trustee have any liability for the acts or omissions of the Sponsor, the Administrative Agent or any other agent of the Trust.

THE WAREHOUSE-KEEPER

Henry Bath & Son Limited, Henry Bath LLC, Henry Bath Singapore Pte Limited, Henry Bath Italia Sr1 and Henry Bath BV, are each members of the Henry Bath Group of companies and are wholly owned subsidiaries of J.P. Morgan Ventures Energy Corporation (collectively, “Henry Bath Group” or “HBG”). The Henry Bath Group will serve as the warehouse-keeper of the Trust’s Physical Copper (“Warehouse-keeper”).

The Henry Bath Group has over 200 years of experience in storing and handling of metals traded on the LME. The company originally covered all aspects of the copper trade, including sampling the ore on arrival, weighing it, setting freights and landing charges, and finally arranging for its sale. However, once the LME was formed to provide a more uniform and regulated forum for copper transactions, the Henry Bath Group began to take on business on an increasingly widening international scope.

The Henry Bath Group has been recognized by the British Government for its prominent role as a leading and founding member of the LME, and for developing and facilitating the process of handling and storing metals through its system of transferable Certificates and Delivery Warrants, a process that largely remains in force today.

The Henry Bath Group is a leading warehousing services provider specializing in the storage and shipping of exchange-traded metals and soft commodities around the world. The Henry Bath Group operates a global platform of exchange-approved storage warehouses for holding, making and taking delivery of physical commodity products and is licensed by the London Metal Exchange, the London International Financial Futures and Options Exchange, the Intercontinental Exchange and the Dubai Copper & Commodities Exchange to store and issue exchange-traded warrants for various commodities including copper, aluminum, zinc, lead, nickel, tin, aluminum alloy, steel billets, cocoa, robusta coffee, arabica coffee and plastics.

The Trust will utilize the facilities of certain Henry Bath Group warehouses (subject to change from time to time as described below in “Storage of the Trust’s Copper”), for the storage and transfer of the Trust’s Physical Copper. The initial Henry Bath Group warehouses and the locations covered are as follows:

•

Henry Bath & Son Limited is a registered company organized under the laws of the United Kingdom (registered in England No. 162301). Its principal office is located at 8 Princes Parade, St. Nicholas Place, Liverpool L3 1DL, United Kingdom. Locations to be covered: Liverpool, UK; Hull, UK; Bilbao, Spain and Dubai, UAE.

•	Henry Bath Italia Srl is a [—] organized under the laws of [—]. Its principal office is located at Punto Franco Nuovo, Magazzino 51,34123 Trieste, Italy. Location to be covered: Trieste, Italy.

•

Henry Bath Singapore Pte Limited is a [—] organized under the laws of [—]. Its principal office is located at Warehouse SB8, Sembawang Wharves, 21 Deptford Road, Singapore 759660. Locations to be covered: Singapore; Busan, Korea; Gwangyang, Korea and Johor, Malaysia.

•

Henry Bath BV is a [—] organized under the laws of [—]. Its principal office is located at Nieuwesluisweg 100, Havens (Port) no. 5020, 3197 KV Rotterdam - Botlek, Netherlands. Locations to be covered: Rotterdam, Holland and Antwerp, Belgium.

•

Henry Bath LLC is a [—] organized under the laws of [—]. Its principal office is located at 2500-A Broening Highway, Baltimore, MD 21224, USA. Locations to be covered: Baltimore, MD; Chicago, IL and New Orleans, LA.

The Warehouse-keeper’s Role

The Warehouse-keeper is responsible for safekeeping of the Trust’s Physical Copper deposited with it by Authorized Participants in connection with the creation of Creation Units. The Warehouse-keeper is also responsible for selecting sub-contractors for warehousing, if any. The Warehouse-keeper facilitates the transfer and delivery of Trust’s Physical Copper in and out of the Trust through the Authorized Participant’s Allocated Copper Interest it will maintain for each Authorized Participant, the Trust’s Allocated Copper Interest it will maintain for the Trust, the Sponsor’s Private Store Interest it will maintain for the Sponsor, and the Administrative Agent’s Private Store Interest it will maintain for the Administrative Agent. The Warehouse-keeper holds the Trust’s Physical Copper in its storage premises worldwide at its Warehouse Locations and is responsible for transferring, allocating and delivering such Physical Copper in specific Physical Copper Lots to and from the Trust’s Allocated Copper Interest on its internal book-entry system. The Warehouse-keeper will provide the Administrative Agent with regular reports identifying the specific Physical Copper Lots transferred in and out of the Trust’s Allocated Copper Interest. The Warehouse-keeper’s fees and expenses under the Warehouse Agreements are a component of the Trust’s Ordinary Expenses and will be paid by the Sponsor.

Security of the Warehouse-keeper

The LME sets minimum security standards for all member warehouse facilities, including but not limited to scheduled inspections of premises, visual inspection of all metal in storage; quarterly inspection of all weighing equipment by an institution unaffiliated with the warehouse; and review of all records and supporting documentation. Although LME security standards may vary from location to location and are based largely upon (i) the physical location of an individual Warehouse and (ii) on the information provided to the LME in the Warehouse’s LME application, each Warehouse must at a minimum maintain the level of security agreed to in it’s LME application and, in general, must keep the premises clean, dry, free from contaminants and in good repair.

Although the Henry Bath Group does not currently maintain insurance with respect to the Physical Copper held on behalf of the Trust, it currently employs security measures that exceed the LME’s minimum security standard requirements in order to maintain good control over metals stored on behalf of its customers. All Henry Bath warehouse locations have, at a minimum, the following security measures in place:

•	All warehouses secured with high specification locks;

•	Key management systems in place;

•	Multi-layered physical security barriers;

•	Alarm systems connected to a 24-hour monitoring control center;

•	Professional security response companies;

•	Back-up facilities in the event of an alarm failure;

•	Motion, contact door sensors and infra-red beams where appropriate;

•	CCTV monitoring where appropriate;

•	Warehouse staff screening; and

•	Management level security framework for reporting incidents.

DESCRIPTION OF THE SHARES

General

The Administrative Agent is authorized under the Trust and Administrative Agency Agreement to create and issue an unlimited number of Shares. The Administrative Agent will create Shares only in one or more whole Creation Units of 2,500 Shares and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Shareholders will not have all of the statutory rights normally associated with the ownership of shares of a corporation. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust and Administrative Agency Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

Prior to the occurrence of the dissolution of the Trust and a liquidation of Trust assets, the Trust will not make any distributions.

If the Trust is dissolved and liquidated, the Administrative Agent will distribute to the Shareholders any cash amounts remaining after sale of the Trust’s Physical Copper and the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Administrative Agent will determine. See “Description of the Trust and Administrative Agency Agreement—Dissolution of the Trust.” Shareholders of record on the record date fixed by the Administrative Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust and Administrative Agency Agreement, Shareholders have no voting rights, except in limited circumstances. The Sponsor may, in its sole discretion, elect to dissolve the Trust upon the agreement of Shareholders owning at least 75% of the outstanding Shares. In addition, certain amendments to the Trust and Administrative Agency Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust and Administrative Agency Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Creation Units. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Administrative Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust and Administrative Agency Agreement, Shareholders are limited to (i) participants in DTC such as banks, brokers, dealers and trust companies, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, and (iii) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DESCRIPTION OF THE WAREHOUSE AGREEMENTS

The Trust’s Warehouse Agreement by and among the Trust, the Administrative Agent and the Warehouse-keeper establishes the Trust’s relationship with the Administrative Agent and the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper. Each Authorized Participant’s Warehouse Agreement by and among an Authorized Participant, the Administrative Agent and the Warehouse-keeper establishes such Authorized Participant’s relationship with the Administrative Agent and the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper. The Sponsor’s Warehouse Agreement by and among the Sponsor, the Administrative Agent and the Warehouse-keeper establishes the Sponsor’s relationship with the Administrative Agent and the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper. The Administrative Agent’s relationship with the Warehouse-keeper will be established pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper. These agreements are sometimes referred to together as the “Warehouse Agreements” in this prospectus. The following is a description of the material terms of the Warehouse Agreements. As the Warehouse Agreements are similar in form, they are discussed together, with material distinctions noted.

Reports

The Warehouse-keeper will provide the Administrative Agent with reports for each Warehouse Business Day, no later than the following Warehouse Business Day, identifying transfers to and from the Trust’s Allocated Copper Interests and the Private Store Interests, in all cases containing sufficient information to identify each Whole Lot and Fractional Lot held in and delivered (or allocated) to or from each such Allocated Copper Interest and Private Store Interest. The Warehouse-keeper will also provide the Administrative Agent with monthly statements of account for each Allocated Copper Interest and Private Store Interest of the last Warehouse Business Day of each month.

With respect to the Trust’s Allocated Copper Interest, the Warehouse-keeper will record all transfers to and transfers from Allocated Copper Interests and Private Store Interest as of the close on the immediately preceding Warehouse Business Day.

Sub-contractors for Warehousing

Under all Warehouse Agreements, the Warehouse-keeper may select any sub-contractors for warehousing solely for the temporary holding of Physical Copper for it until it is transported to one of the Warehouse Locations. All Warehouse Agreements require the Warehouse-keeper to use reasonable care in selecting any sub-contractor for warehousing and provides that, except for the Warehouse-keeper’s obligation to use commercially reasonable efforts to obtain delivery of copper held by any other sub-contractors for warehousing when necessary, the Warehouse-keeper will not be liable for the acts or omissions, or for the solvency, of any sub-contractor for warehousing that it selects unless the selection of that sub-contractor for warehousing was made with gross negligence or in bad faith. As of the date of this prospectus, the Warehouse-keeper has not selected or used any sub-contractors for warehousing. All Warehouse Agreements provide that the Warehouse-keeper will notify the Administrative Agent if it selects any additional sub-contractors for warehousing or stops using any sub-contractor for warehousing it has previously selected.

Location and Segregation of Physical Copper; Access

Physical Copper stored or allocated to the Trust’s Allocated Copper Interest by the Warehouse-keeper will be held at the Warehouse-keeper’s storage premises at the Warehouse Locations. Physical Copper may be temporarily held for the Trust’s Allocated Copper Interest by any sub-contractors for warehousing selected by the Warehouse-keeper at such parties’ storage premises located in the Warehouse Locations. Where the Physical Copper is stored for the Trust’s Allocated Copper Interest by any sub-contractor for warehousing, the Warehouse-keeper agrees to use commercially reasonable efforts to promptly arrange for the delivery of any such Physical Copper held on behalf of the Trust to the Warehouse-keeper’s storage premises at the Cheapest To Deliver Warehouse Location at the Warehouse-keeper’s own cost and risk.

The Warehouse-keeper will segregate by identification in its books and records the Trust’s Physical Copper from any other copper which it owns or holds for others and will require any sub-contractors for warehousing it selects to so segregate such Physical Copper held by them. This requirement reflects the current warehousing practice in the global copper market. The Warehouse-keeper’s books and records are expected, as a matter of current Henry Bath Group practice, to identify every Lot in its Warehouse Locations by brand, serial number and weight. Any sub-contractors for warehousing selected by the Warehouse-keeper are also expected, as a matter of current industry practice, to identify in their books and records each Lot held for the Warehouse-keeper in its storage premises by brand, serial number and weight and such sub-contractors for warehousing may use other identifying information.

The Sponsor and its auditors may, during normal business hours, visit the Warehouse-keeper’s premises in each Warehouse Location where the Trust’s Allocated Copper Interest is held up to twice a year and examine the Trust’s Physical Copper held there and the Warehouse-keeper’s records concerning the Trust’s Allocated Copper Interest as they may reasonably require to perform their respective duties to investors in the Shares.

Right to Refuse Transfers or Amend Transfer Procedures

The Warehouse-keeper may refuse to accept instructions to withdraw and transfer Physical Copper to or from the Trust, the Authorized Participants, the Sponsor and the Administrative Agent if in the Warehouse-keeper’s opinion they are or may be contrary to the rules, regulations, practices and customs of Henry Bath or contrary to any applicable law. The Warehouse-keeper may amend the procedures for transferring Physical Copper to or from the Trust, the Authorized Participants, the Sponsor and the Administrative Agent or for the withdrawal of Physical Copper from any such person or impose such additional procedures in relation to the transfer of Physical Copper to or from any such person as the Warehouse-keeper may from time to time consider necessary due to a change in rules of Henry Bath or a regulatory association governing the Warehouse-keeper. The Warehouse-keeper will notify the Administrative Agent within a commercially reasonable time before the Warehouse-keeper amends these procedures or imposes additional ones.

The Warehouse-keeper receives its fee from the Sponsor.

Exclusion of Liability

The Warehouse-keeper will use reasonable care in the performance of its duties under the Warehouse Agreements and will only be responsible for any loss or damage suffered by the Trust as a direct result of any gross negligence, fraud or willful default in the performance of its duties. The Warehouse-keeper’s liability under all of the Warehouse Agreements is further limited to the market value of the Physical Copper lost or damaged at the time such gross negligence, fraud or willful default is discovered by the Warehouse-keeper, provided that the Warehouse-keeper promptly notifies the Administrative Agent of its discovery. The Warehouse-keeper’s liability under each Warehouse Agreement is further limited to the amount of the Physical Copper lost or damaged at the time such gross negligence, fraud or willful default is discovered by the Warehouse-keeper, provided that the Warehouse-keeper promptly notifies the Administrative Agent of its discovery.

Furthermore, the Warehouse-keeper has no duty to make or take or to require any sub-contractor for warehousing selected by it to make or take any special arrangements or precautions beyond those required by the Warehousing Rules or as specifically set forth in the Warehouse Agreements.

Indemnity

The Trust will, solely out of the Trust’s assets, indemnify the Warehouse-keeper (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses that the Warehouse-keeper may suffer or incur in connection with the Warehouse Agreements, except to the extent that such sums are due directly to the Warehouse-keeper’s gross negligence, fraud or willful default.

Insurance

The Trust does not and will not maintain any insurance for the Trust’s Physical Copper stored with the Warehouse-keeper. Currently, consistent with industry standards, the Warehouse-keeper does not maintain any insurance held in its and its sub-contractors warehousing facilities for its customers. Thus, the Physical Copper transferred to or held in the Trust’s Allocated Copper Interest is not insured by the Trust, the Warehouse-keeper, the Administrative Agent or the Sponsor.

Force Majeure

The Warehouse-keeper will not be liable for any delay in performance or any non-performance of any of its obligations under the Warehouse Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Dissolution

The Warehouse Agreements have an initial [—]-year term and will automatically renew for successive [—]-year terms unless otherwise terminated. The Trust and the Warehouse-keeper may each terminate any Warehouse Agreement for any reason upon 90 Warehouse Business Days’ prior notice. The Warehouse Agreements may also be terminated with immediate effect as follows: (i) by the Trust, if the Warehouse-keeper ceased to offer the services contemplated by the Warehouse Agreement to its clients or proposed to withdraw from the physical copper business, (ii) by the Trust or the Warehouse-keeper, if it becomes unlawful for the Warehouse-keeper or the Trust to have entered into the agreement or to provide or receive the services thereunder, (iii) by the Warehouse-keeper, if the Warehouse-keeper determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trust, if the Administrative Agent determines in its sole view that the Warehouse-keeper is insolvent or faces impending insolvency, (iv) by the Administrative Agent, if the Trust is to be terminated, or (v) by the Trust or the Warehouse-keeper, if the Trust’s Warehouse Agreement ceases to be in full force and effect. If the Trust’s Warehouse Agreement is terminated, all other Warehouse Agreements automatically terminate.

Governing Law

All of the Warehouse Agreements are governed by English law. The Trust and the Warehouse-keeper both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trust or the Warehouse-keeper.

CREATION AND REDEMPTION OF SHARES

The Trust will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit equals a block of 2,500 Shares. The creation and redemption of Creation Units will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of Physical Copper represented by the Creation Units being created or redeemed. The amount of Physical Copper required to be delivered to or from the Trust’s Allocated Copper Interest on any Warehouse Business Day is based on the Creation Unit Ratio as calculated on that Warehouse Business Day prior to giving effect to any Purchase Orders, Redemptions Orders, Cheapest To Deliver Rotations and deliveries, if any, for the settlement of both Ordinary Expenses and Extraordinary Expenses on such Warehouse Business Day. Any Purchase Orders or Redemption Orders made by an Authorized Participant are not based on the Net Asset Value.

The Creation Unit Amount for the Initial Creation Unit is 25 Tonnes for 2,500 Shares, at a Creation Unit Ratio of one, which refers to one Nominal Lot for one Creation Unit. Thereafter, the number of Tonnes of Physical Copper to be delivered upon creation or redemption of a Creation Unit will decline from the Initial Creation Unit Ratio of one to the extent of the amount of Ordinary Expenses and Extraordinary Expenses accrued or paid by the Trust up to and including any Warehouse Business Date. Hence, the amount of Physical Copper to be delivered in connection with the creation or redemption of Creation Units following the initial deposit will utilize the Creation Unit Ratio determined by the Administrative Agent as of the close of business on the Warehouse Business Day the Purchase Order or Redemption Order is accepted.

The Trust’s Allocated Copper Interest

The Trust’s Physical Copper will be held by the Warehouse-keeper initially in its storage premises at the following Warehouse Locations: Germany, the Netherlands, Italy, Malaysia, Singapore, Spain, South Korea, the United Kingdom and the United States.

Storage of the Physical Copper deposited with and held by the Trust will be provided by the Warehouse-keeper at its storage premises and by other sub-contractors for warehousing on a temporary basis at their respective storage premises, which are collectively referred to herein as the “Warehouse Locations.”

The Trust’s Allocated Copper Interest is subject to the Trust’s Warehouse Agreement and the Trust and Administration Agency Agreement. We refer to this Physical Copper as the “Trust’s Allocated Copper Interest.” The Trust’s Allocated Copper Interest is subject to certain terms and conditions set forth in the Trust and Administrative Agency Agreement that will affect the amount, identification, location and value of the Physical Copper in the Trust’s Allocated Copper Interest. All of the Trust’s Physical Copper must be Good Delivery Copper conforming to the applicable rules, regulations, practices and customs of the LME. The Warehouse-keeper, in accordance with copper industry standards, delivers and deposits Physical Copper in “Whole Lots,” each of which is approximately 25 Tonnes, subject to a copper market accepted variance of plus or minus 2% of the weight for each Whole Lot of copper. Transfers of Physical Copper to and from the Trust in connection with the creation and redemption of Creation Units generally will be made in such Whole Lots. However, as the amount of Physical Copper required to be transferred to or from the Trust will be based on the applicable Creation Unit Ratio, such required amounts may, from time to time, include amounts that are less than a Whole Lot. Although amounts less than a Whole Lot cannot be physically transferred or delivered, the Warehouse-keeper has modified its book-entry systems to permit beneficial ownership of such fractional amounts of a Whole Lot of Physical Copper in the manner discussed below. The Warehouse-keeper segregates the Whole Lots of Physical Copper delivered to the Trust in the creation and redemption process and allocates Fractional Lots of Physical Copper (resulting from the creation and redemption process or the payment of Ordinary Expenses and Extraordinary Expenses) by making the appropriate entries in its book-entry systems. For more information, see “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper in the Trust.”

Requirements of an Authorized Participant

Authorized Participants are the only persons that may place orders to create and redeem Creation Units (being “Purchase Orders” or “Redemption Orders”). Each “Authorized Participant” must be a person who (i) is a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (ii) is a participant in DTC, (iii) has entered into an Authorized Participant Agreement with the Sponsor and the Trust, (iv) has entered into a Warehouse Agreement with the Warehouse-keeper and Administrative Agent, and (v) has delivered an Initial Lot of Physical Copper with the Warehouse-keeper to establish its initial Authorized Participant’s Allocated Copper Interest. An Authorized Participant Agreement provides the terms and conditions for the submission and receipt of Purchase Orders and Redemption Orders. The Authorized Participant Agreement and the related procedures attached thereto may be amended, from time to time, by the Trust and the Sponsor, without the consent of any Shareholder or applicable Authorized Participant. Authorized Participants will pay a Transaction Fee as described in “Creation and Redemption of Shares—Creation and Redemption Transaction Fee” to the Administrative Agent in respect of each order they place to create or redeem one or more Creation Unit(s). Authorized Participants who deliver Physical Copper to the Trust in exchange for Creation Units without any exchange of cash, except for the Transaction Fee described above, will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

As a condition precedent to signing its Authorized Participant Agreement, each Authorized Participant must deliver an Initial Lot to fund its Authorized Participant’s Allocated Copper Interest. The Authorized Participant’s Allocated Copper Interest will be owned solely by the Authorized Participant, and the Authorized Participant will be responsible for all expenses associated with the storage of that Physical Copper and any other Physical Copper stored with the Warehouse-keeper. Pursuant to the terms of the Authorized Participant’s Warehouse Agreement, an Authorized Participant may transfer Physical Copper from its Authorized Participant’s Allocated Copper Interest to its Private Storage Interest at any time only in Whole Lots; however, such Authorized Participant may not place a Purchase Order or a Redemption Order if the Authorized Participant’s Allocated Copper Interest is less than the Minimum Authorized Participant Allocated Copper Interest. Each Authorized Participant must maintain a balance of Physical Copper greater than the Minimum Authorized Participant Allocated Copper Interest in its respective Allocated Copper Interest in order to assure that sufficient amounts are available to be used for transfer to the Trust’s Allocated Copper Interest in the case of a Creation Under-Weight Amount associated with a Purchase Order or a Redemption Over-Weight Amount associated with a Redemption Order such that the Trust is not exposed to any direct credit risk of Authorized Participants. See “Creation and Redemption of Shares—Purchase Orders—Redemption Orders.” With respect to any Whole Lots that are not of an Acceptable Delivery Brand, such Whole Lots will not be taken into account when the Administrative Agent makes any determinations relating to the Authorized Participant’s Allocated Copper Interest or Minimum Authorized Participant Allocated Copper Interest.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, [—] and [—] have each signed an Authorized Participant Agreement with the Trust and the Sponsor. Persons interested in purchasing Creation Units should contact the Sponsor or the Administrative Agent to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any initial Purchase Orders or Redemption Orders, each Authorized Participant must have entered into a Warehouse Agreement with the Warehouse-keeper that will govern their Authorized Participant’s Allocated Copper Interest in all Warehouse Locations and grant express authority to the Administrative Agent to instruct the Warehouse-keeper to transfer Creation Over-Weight Amounts or Creation Under-Weight Amounts associated with any Purchase Order and Redemption Over-Weight Amounts or Redemption Under-Weight Amounts associated with any Redemption Order to or from their respective Authorized Participant’s Allocated Copper Interests.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

Authorized Participants can place both Purchase Order and Redemption Orders on any relevant Warehouse Business Day and both orders can be accepted by the Administrative Agent as binding.

Subject to the above, Purchase Orders or Redemption Orders received from different Authorized Participants shall be processed and effected in the order in which they are received; provided, however, that in performing such actions, all Purchase Orders shall be processed and effected ahead of all Redemption Orders.

Description of the Authorized Participant’s Allocated Copper Interest

The Authorized Participant’s Allocated Copper Interest, from time to time, will include Whole Lots and Fractional Lots required to be transferred in connection with the settlement of Purchase Orders and Redemption Orders in the following manner. Prior to initiating any initial Purchase Order or Redemption Order, each Authorized Participant must have entered into an Authorized Participant’s Warehouse Agreement and deposited an Initial Lot with the Warehouse-keeper for transfer to its Authorized Participant’s Allocated Copper Interest. The “Initial Lot” will be a Whole Lot of Physical Copper that is heavier than or equal to a Nominal Lot recorded as delivered into a Warehouse Location before the date of the Purchase Order or Redemption Order. To the extent that any Lot owned in the Authorized Participant’s Allocated Copper Interest is less than any Whole Lot, the Authorized Participant will be deemed to have an ownership interest in a “Fractional Lot.” The ownership interest in such Fractional Lot will be recorded in the book entry systems of the Warehouse-keeper and each of the Trust and the Authorized Participant will be the owner of its respective Fractional Lot. The Lot of Physical Copper selected for the purpose of delivering any Whole Lots and/or Fractional Lots to or from the Trust’s Allocated Copper Interest is effected in accordance with clauses (a) through (c) of the “Description of the Trust and Administrative Agency Agreement.” Any Whole Lots in an Authorized Participant’s Allocated Copper Interest not otherwise required to be delivered to the Trust’s Allocated Copper Interest in connection with a valid Purchase Order will be eligible for delivery either to such Authorized Participant’s Private Store Interest or outside the Warehouse-keeper’s storage facilities at the instruction of the Authorized Participant such that at least the Minimum Authorized Participant Allocated Copper Interest is maintained.

In the event of the Cheapest To Deliver Location changing, the amount of Physical Copper held within the Authorized Participant’s Allocated Copper Interest may be those Lots in the Cheapest To Deliver Location. If there is insufficient Physical Copper in the Cheapest To Deliver Location, then the remainder amount of Tonnes of Physical Copper from the respective Authorized Participant’s Allocated Copper Interest not applied to the Cheapest To Deliver Location shall be deemed to be that Physical Copper in the Next Cheapest To Deliver Location. Such process being the “Cheapest to Deliver Rotation” fully described and effected in accordance the procedures set forth in “Description of the Trust and Administrative Agency Agreement—Administration of the Physical Copper in the Trust—Cheapest to Deliver Rotation.”

All Physical Copper delivered to the Trust’s Allocated Copper Interest with respect to any Purchase Order and any Whole Lot held in an Authorized Participant’s Allocated Copper Interest must be Physical Copper meeting the Good Delivery Standards.

The Warehouse-keeper, as instructed by the Administrative Agent on behalf of the Trust, is authorized to accept, on behalf of the Trust, deliveries of Good Delivery Copper that are added to the Trust’s Allocated Copper Interest made pursuant to a valid Purchase Order submitted by an Authorized Participant. Acting on standing instructions specified in the Authorized Participant’s Warehouse Agreements, the Warehouse-keeper will accept from each Authorized Participant a deposit of one (1) Initial Lot of Physical Copper for allocation to that Authorized Participant’s Allocated Copper Interest upon the execution of its Authorized Participant Agreement. The Authorized Participant’s Allocated Copper Interest is not part of the Trust’s assets, but rather is owned by the Authorized Participant and exists solely as a balancing mechanism to assure that the weight of Physical Copper delivered to and from the Trust is always equal to the relevant Creation Unit Amount for each relevant Creation Unit. During the creation process, if a Creation Over-Weight Amount or Creation Under-Weight Amount exists as a result of delivering Whole Lot(s) either heavier or lighter than the relevant Creation Unit Amount(s) required pursuant to a valid Purchase Order, the Administrative Agent will transfer Whole Lots and/or Fractional Lots from the Authorized Participant’s Allocated Copper Interest to the Trust’s Allocated Copper Interest (in the case of a Creation Under-Weight Amount) or to the Authorized Participant’s Allocated Copper Interest from the Trust’s Allocated Copper Interest (in the case of a Creation Over-Weight Amount) in accordance with “Creation and Redemption of Shares—Determination of Over-Weight Amount or Under-Weight Amount.”

The process of withdrawing Physical Copper from the Trust for a redemption of one or more Creation Unit(s) tendered by an Authorized Participant will follow similar procedures as for delivering Physical Copper to the Trust for a creation of one or more Creation Unit(s), only in reverse. Each delivery of Physical Copper made pursuant to a valid Redemption Order between the Trust’s Allocated Copper Interest and an Authorized Participant’s Private Store Interest may result in the delivery of Whole Lots which, in the aggregate, represent a greater amount or lesser amount of Physical Copper, expressed in Tonnes, than is required to be delivered under such Redemption Order. During a redemption process, if a Redemption Over-Weight Amount or a Redemption Under-Weight Amount exists as a result of delivering Whole Lots either heavier or lighter than the aggregate Creation Unit Amount(s) required pursuant to a valid Redemption Order, the Administrative Agent will transfer Whole Lots and/or Fractional Lots from the Authorized Participant’s Allocated Copper Interest to the Trust’s Allocated Copper Interest (in the case of a Redemption Over-Weight Amount) or to the Authorized Participant’s Allocated Copper Interest from the Trust’s Allocated Copper Interest (in the case of a Redemption Under-Weight Amount). See “Creation and Redemption of Shares—Determination of Over-Weight Amount or Under-Weight Amount.”

Creation Procedures

An Authorized Participant may place an order with the Administrative Agent on any Warehouse Business Day to create one or more Creation Units (“Purchase Order”). Purchase Orders may only be placed and accepted on a Warehouse Business Day. Settlements of Purchase Orders requiring confirmation of receipt by the Trust of Physical Copper in the Trust’s Allocated Copper Interest in any designated Warehouse Location will occur on any Warehouse Business Day. Settlement of orders requiring confirmation of receipt or delivery of Shares will occur, after confirmation of the applicable copper delivery, on Warehouse Business Days, and Purchase Orders must be effectively delivered no later than 3:59:59 p.m. on each Warehouse Business Day (the “Cut-off Time”). Any Purchase Order delivered before the Cut-off Time may be cancelled by means of the Authorized Participant providing such cancellation notice in writing to the Administrative Agent and such notice being acknowledged before the Cut-off Time. The Warehouse Business Day on which the Administrative Agent receives a Purchase Order in satisfactory form is the purchase order date (“Purchase Order Date”).

Purchase Orders

By placing a Purchase Order with the Administrative Agent, each Authorized Participant agrees to deliver Physical Copper to the Trust in the manner and the amount as described below. Prior to the settlement of Creation Units issued pursuant to a Purchase Order, an Authorized Participant must have (a) effectively wired to the Administrative Agent a non-refundable Transaction Fee due for such Purchase Order and (b) delivered the amount of Physical Copper required to the Trust’s Allocated Copper Interest, which shall have been accepted by the Trust.

Purchase Orders submitted to the Administrative Agent must contain, among other things, the following information:

(i) the number of Creation Units expected to be created;

(ii) the Transaction Fee due for the Purchase Order;

(iii) the specific identification number(s) for the Whole Lots to be delivered from the Authorized Participant’s Private Store Interest;

(iv) the Warehouse Location for each Whole Lot to be delivered (“Designated Warehouse Location”);

(v) the exact Net Weight, expressed in Tonnes, of each Whole Lot to be delivered;

(vi) an instruction to the Warehouse-keeper to transfer the beneficial ownership of the identified Whole Lots of Physical Copper to the Trust; and

(vii) an acknowledgment of the standing instruction in the applicable Authorized Participant Agreement giving the Administrative Agent the right to instruct the Warehouse-keeper to allocate Fractional Lots in Creation Over-Weight Amounts or Creation Under-Weight Amounts from or to the Authorized Participant’s Allocated Copper Interest, if applicable, in accordance with “Creation and Redemption of Shares—Determination of Over-Weight Amount or Under-Weight Amount.”

Within fifteen (15) minutes of such orders being submitted, Authorized Participants are obliged to verbally confirm the receipt of such orders with the Administrative Agent.

On confirmation of a Purchase Order being received, the Warehouse-keeper and the Administrative Agent will communicate to determine the accuracy and completeness of the information provided by the Authorized Participant in the respective Purchase Order.

Once all information set forth in the Purchase Order is determined to be complete and accurate, the Purchase Order shall be accepted as valid and binding by the Administrative Agent, and communicated as such to the Authorized Participant as such. If any information within the Purchase Order is not complete or accurate, such order shall be rejected by the Administrative Agent and communicated as such to the relevant Authorized Participant.

Delivery of required deposits to an Authorized Participant’s Private Store Interest and related Authorized Participant’s Allocated Copper Interest

The Warehouse-keeper, after receiving appropriate instructions contained in the Purchase Order from each Authorized Participant and the Administrative Agent, will deliver by the third Warehouse Business Day following the Purchase Order Date the requisite amount of Physical Copper from its Authorized Participant’s Private Store Interest to the Trust’s Allocated Copper Interest, and transfer to or from its Authorized Participant’s Allocated Copper Interest for the determined Creation Over-Weight Amount or Creation Under-Weight Amount, as applicable.

Upon confirmation from the Warehouse-keeper of such effective transfer, the Administrative Agent will direct DTC to transfer the number of Creation Units issued pursuant to such Purchase Order to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of Physical Copper, until it has been received by the Trust, shall be borne solely by the Authorized Participant.

The Administrative Agent may accept delivery of Physical Copper by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If Physical Copper is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such sub-contractors, warehouse-keepers or custodians and establish such segregated storage arrangements in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Amounts of Physical Copper smaller than 0.001 Tonnes shall be disregarded by the Administrative Agent and in making the foregoing calculations and in such instructions and by the Warehouse-keeper in maintaining the Copper Interests.

All questions regarding the Creation Unit creation procedures will be finally determined by the Administrative Agent in accordance with terms and conditions of the various applicable agreements. The Administrative Agent’s determination of the Creation Unit Amount shall be final and binding on all persons interested in the Trust.

Rejection of purchase orders

The Administrative Agent may reject a Purchase Order or a Creation Unit Amount if such Purchase Order or Creation Unit Amount(s) is not presented in proper form as described in the Authorized Participant Agreement or if the fulfillment of such order, in the opinion of counsel, might be unlawful. None of the Administrative Agent, the Sponsor or the Warehouse-keeper will be liable for the rejection of any Purchase Order or Creation Unit Amount.

Redemption Procedures

An Authorized Participant may place an order with the Administrative Agent to redeem one or more Creation Units (“Redemption Order”). Redemption Orders must be placed no later than the Cut-off Time on each Warehouse Business Day. Any Redemption Order placed before the Cut-off Time can be cancelled by means of the Authorized Participant providing such cancellation notice in writing to the Administrative Agent and such notice being acknowledged before the Cut-off Time. A Redemption Order so received is effective on the date it is received in satisfactory form by the Administrative Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants only to redeem Creation Units and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Creation Unit, or to redeem Creation Units other than through an Authorized Participant.

Redemption Orders

By placing a Redemption Order, an Authorized Participant agrees to deliver the Creation Units in the manner described below. Prior to the settlement of a Redemption Order, an Authorized Participant must have delivered the Creation Units to be redeemed through DTC’s book-entry system to the Trust not later than the third Warehouse Business Day following the Redemption Order Date and effectively wired to the Administrative Agent a non-refundable Transaction Fee due for such Redemption Order.

Redemption Orders submitted to the Administrative Agent must contain, among other things, the following information:

(i)	the number of Creation Units to be redeemed; and

(ii) the Transaction Fee due for the Redemption Order.

Within fifteen (15) minutes of such orders being submitted, Authorized Participants are obliged to verbally confirm the receipt of such orders with the Administrative Agent.

Upon confirmation of a Redemption Order being received, the Warehouse-keeper and the Administrative Agent will communicate to determine the accuracy and completeness of the information provided by the Authorized Participant such Redemption Order.

Once all information set forth in the Redemption Order is determined to be complete and accurate, the Redemption Order shall be accepted as valid and binding by the Administrative Agent, and communicated as such to the Authorized Participant. If any information within the Redemption Order is incomplete or inaccurate, such order shall be rejected by the Administrative Agent and communicated as such to the relevant Authorized Participant.

Upon the receipt of a Redemption Order submitted by an Authorized Participant, the Administrative Agent, following the determination of the Net Asset Value and Creation Unit Ratio, shall determine the number of Tonnes of Physical Copper to be transferred from the Trust’s Allocated Copper Interest and delivered to such Authorized Participant’s Private Store Interest and from or to such Authorized Participant’s Allocated Copper Interest. In so doing, the Administrative Agent will determine the exact Whole Lots and/or Fractional Lots and Warehouse Locations of each Lot of the Trust’s Physical Copper in applying the procedures stated in “Description of the Trust and Administration Agreement—Administration of Physical Copper In the Trust,” transfer such Physical Copper in Whole Lots to the Authorized Participant’s Private Store Interest, and deliver Fractional Lots with respect to any Redemption Over-Weight Amount or Redemption Under-Weight Amount to, or from, as the case may be, such Authorized Participant’s Allocated Copper Interest.

Delivery of redemption distribution

The redemption distribution due from the Trust’s Allocated Copper Interest will be delivered to the Authorized Participant’s Allocated Copper Interest, by the third Warehouse Business Day following the Redemption Order Date, if, by 9:00 AM New York time on the third Warehouse Business Day after such Redemption Order Date, the Administrative Agent’s DTC Account has been credited with the Creation Units to be redeemed. If the Administrative Agent’s DTC Account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution will be delivered to the extent of the whole Creation Units received. From the day following the relevant Redemption Order Date, the expense and risk of delivery, ownership and safekeeping of Physical Copper until it has been delivered by the Trust shall be borne solely by the Authorized Participant.

The Warehouse-keeper, after receiving appropriate instructions from the Administrative Agent and using the Copper Selection Methodology to select Lots of Physical Copper will transfer by the third Warehouse Business Day following the Redemption Order Date the requisite Whole Lots of Physical Copper from the Trust’s Allocated Copper Interest to the Authorized Participant’s Private Store Interest, as well as the Fractional Lots to or from its respective Authorized Participant’s Allocated Copper Interest for the determined Redemption Over-Weight Amount or Redemption Under-Weight Amount, as applicable.

Amounts of Physical Copper smaller than 0.001 Tonnes shall be disregarded by the Administrative Agent and in making the foregoing calculations and in such instructions and by the Warehouse-keeper in maintaining the Authorized Participant’s Allocated Copper Interests.

All questions regarding the Creation Unit redemption procedures will be finally determined by the Administrative Agent in accordance with the terms and conditions of the various applicable agreements. The Administrative Agent’s determination of the Creation Unit redemption distribution shall be final and binding on all persons interested in the Trust.

Suspension or rejection of redemption orders

The Administrative Agent may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the [Exchange] is closed other than customary weekend or holiday closings, or trading on the [Exchange] is suspended or restricted or (ii) any period during which a relevant Warehouse Location is closed other than customary weekend or holiday closings, or (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not reasonably practicable.

The Administrative Agent will reject a Redemption Order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of such order, in the opinion of its counsel, might be unlawful.

None of the Sponsor, the Administrative Agent or the Warehouse-keeper will be liable to any person or in any way for any loss or damages that may result from any such suspension, postponement or rejection of a Redemption Order.

Determination of Over-Weight Amount or Under-Weight Amount

With respect to any Purchase Order or Redemption Order, after the determination by the Administrative Agent of (i) the Creation Over-Weight Amount or Creation Under-Weight Amount, if any, for such Purchase Order or (ii) the Redemption Over-Weight Amount or Redemption Under-Weight Amount, if any, for such Redemption Order (such amount, if any, referred to herein as the “Relevant Over-Weight or Under-Weight Amount”), the Administrative Agent will apply the following order of priorities in order to select which Lots are transacted upon to resolve the Relevant Over-Weight or Under-Weight Amount:

(a) first, with respect to any Fractional Lot in such Authorized Participant’s Allocated Copper Interest, the Authorized Participant will instruct the Warehouse-keeper to transfer the Fractional Lot held in the relevant Allocated Copper Interest from the Trust’s Allocated Copper Interest to the Authorized Participant’s Allocated Copper Interest or from the Authorized Participant’s Allocated Copper Interest to the Trust’s Allocated Copper Interest to resolve the Relevant Over-Weight or Under-Weight Amount; and

(b) second, with respect to any Whole Lot to the extent clause (a) above did not resolve the Relevant Over-Weight or Under-Weight Amount, the Authorized Participant will instruct the Warehouse-keeper to transfer either Whole Lot(s) or Fractional Lot selected pursuant to the Cheapest To Deliver Protocol from the Trust’s Allocated Copper Interest to the Authorized Participant’s Allocated Copper Interest or from the Authorized Participant’s Allocated Copper Interest to the Trust’s Allocated Copper Interest to resolve the Relevant Over-Weight or Under-Weight Amount.

For example, with respect to a Purchase Order in which the Creation Under-Weight Amount is 10 Tonnes and the Authorized Participant’s Allocated Copper Interest has a Fractional Lot equal to 7 Tonnes, the Trust’s Allocated Copper Interest will receive the Fractional Lot equal to 7 Tonnes and the Administrative Agent will select a Whole Lot from the Authorized Participant’s Allocated Copper Interest in accordance with the Cheapest To Deliver Protocol and divide that Whole Lot into a Fractional Lot of which 3 Tonnes will be transferred to the Trust’s Allocated Copper Interest and the remainder (approximately 22 Tonnes assuming a Nominal Lot) will be remain in the Authorized Participant’s Allocated Copper Interest.

Transfers to and from the Trust’s Allocated Copper Interest

The Warehouse-keeper will transfer Physical Copper from the Trust’s Allocated Copper Interest only in accordance with the Administrative Agent’s instructions.

Creation and Redemption Transaction Fee

To compensate the Administrative Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant will be required to pay a Transaction Fee to the Administrative Agent for each Creation Unit created or redeemed pursuant to a Purchase Order or Redemption Order. An order may include multiple Creation Units. The Transaction Fee may be a flat fee (e.g., $[—]) payable per Creation Unit or a percentage based fee based on the aggregate NAV Per Share of the Shares created or redeemed. The Transaction Fee may be reduced, increased or otherwise changed by the Administrative Agent with the consent of the Sponsor. The Administrative Agent shall notify DTC of any agreement to change the Transaction Fee and will not implement any increase in the Transaction Fee for the redemption of Creation Units until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Units, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Administrative Agent and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

DESCRIPTION OF THE TRUST AND ADMINISTRATIVE AGENCY AGREEMENT

The Trust operates under the terms of the Trust and Administrative Agency Agreement, dated as of [—] by and among the Sponsor, the Administrative Agent and the Trustee. The following is a description of the material terms of the Trust and Administrative Agency Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust and Administrative Agency Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trust or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any copper or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust and Administrative Agency Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Warehouse Agreements and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust and Administrative Agency Agreement or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust and Administrative Agency Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust and Administrative Agency Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Administrative Agent and the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may dissolve and liquidate the Trust and distribute its remaining assets. The Administrative Agent has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Administrative Agent

This section summarizes some of the important provisions of the Trust and Administrative Agency Agreement which apply to the Administrative Agent. For a general description of the Administrative Agent’s role concerning the Trust, see “The Administrative Agent—The Administrative Agent’s Role.”

Qualifications of the Administrative Agent

The Administrative Agent and any successor administrative agent must be (i) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (ii) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares and (iii), unless counsel to the Sponsor, the appointment of which is acceptable to the Administrative Agent, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), to apply, a banking institution as defined in Code section 408(n). The Administrative Agent and any successor administrative agent must have, at all times, an aggregate capital, surplus, and undivided profits of at least $[150 million].

General duty of care of Administrative Agent

The Administrative Agent is a fiduciary under the Trust and Administrative Agency Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Administrative Agent are limited by, and are only those specifically set forth in, the Trust and Administrative Agency Agreement. For limitations of the fiduciary duties of the Administrative Agent, see the limitations on liability set forth in “The Administrative Agent—Limitation on Administrative Agent’s liability” and “The Administrative Agent—Administrative Agent’s liability for warehousing services and agents.”

Limitation on Administrative Agent’s liability

The Administrative Agent will not be liable for the disposition of copper or moneys, or in respect of any evaluation which it makes under the Trust and Administrative Agency Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust and Administrative Agency Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Administrative Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (a) from the Sponsor or a Warehouse-keeper or any entity acting on behalf of either which the Administrative Agent believes is given as authorized by the Trust and Administrative Agency Agreement or a Warehouse Agreement, respectively; or (b) from or on behalf of any Authorized Participant that the Administrative Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Administrative Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Administrative Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Administrative Agent will not be liable for any delay in the performance or for the non-performance of any of its obligations under the Trust and Administrative Agency Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Administrative Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Administrative Agent’s liability for warehousing services and agents

The Administrative Agent will not be answerable for the default of the Warehouse-keeper or any other warehouse-keeper, sub-custodian or sub-contractor for warehousing of the Trust’s Physical Copper employed at the direction of the Sponsor or selected by the Administrative Agent with reasonable care. The Administrative Agent does not monitor the performance of the Warehouse-keeper or any sub-contractor for warehousing other than to review the reports provided by the Warehouse-keeper pursuant to the Warehouse Agreements. The Administrative Agent may also employ warehouse-keepers or custodians for Trust assets other than copper, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by warehouse-keepers or custodians for the storage of copper and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any warehouse-keeper under a Warehouse Agreement authorized by the Trust and Administrative Agency Agreement, exclusive of fees for services to be performed by the Administrative Agent, will be expenses of the Sponsor or the Trust. [Fees paid for the storage of assets other than copper will be an expense of the Administrative Agent.]

Taxes

The Administrative Agent will not be personally liable for any taxes or other governmental charges imposed upon the copper or its storage, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Administrative Agent or upon or in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Administrative Agent may sustain or incur with respect to such taxes or charges, the Administrative Agent will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Administrative Agent

The Administrative Agent, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust and Administrative Agency Agreement and under each other agreement entered into by the Administrative Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Warehouse Agreements and any Authorized Participant Agreement, including the Administrative Agent’s indemnification obligations under these agreements) or by reason of the Administrative Agent’s acceptance of the Trust incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust and Administrative Agency Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust and Administrative Agency Agreement or any such other agreement or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust and Administrative Agency Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Administrative Agent. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Administrative Agent is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Administrative Agent’s costs resulting from the Administrative Agent’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Administrative Agent shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust and Administrative Agency Agreement.

Protection for amounts due to Administrative Agent

If any fees or costs owed to the Administrative Agent under the Trust and Administrative Agency Agreement are not paid when due by the Sponsor, the Administrative Agent may sell or otherwise dispose of any amount of the Trust’s Physical Copper and pay itself from the proceeds provided, however, that the Administrative Agent may not charge to the Trust unpaid fees owed to the Administrative Agent by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations of the Trust, including those owed to the Administrative Agent under the Trust and Administrative Agency Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Resignation, discharge or removal of Administrative Agent; Successor Administrative Agents

The Administrative Agent may at any time resign as Administrative Agent by written notice of its election to do so, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Administrative Agent and its acceptance of such appointment.

The Sponsor may remove the Administrative Agent in its discretion on the fifth anniversary of the date of the Trust and Administrative Agency Agreement by written notice delivered to the Administrative Agent at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Administrative Agent at least 90 days prior to such date.

The Sponsor may also remove the Administrative Agent at any time if the Administrative Agent (i) ceases to be a Qualified Bank (as defined below), (ii) is in material breach of its obligations under the Trust and Administrative Agency Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Administrative Agent to cure such default, or (iii) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Administrative Agent fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Administrative Agent by written notice delivered to the Administrative Agent and such removal shall take effect upon the appointment of a successor Administrative Agent and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Administrative Agent, determines that the following requirement is not necessary for the exception under Section 408(m)(3)(b) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Administrative Agent at any time if the Administrative Agent merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Administrative Agent is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Administrative Agent without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Administrative Agent, remove the Administrative Agent and designate a successor Administrative Agent.

If the Administrative Agent resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor Administrative Agent , which shall be a Qualified Bank. Every successor Administrative Agent shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor Administrative Agent, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor Administrative Agent shall promptly mail notice of the appointment of such successor Administrative Agent to the Shareholders.

If the Administrative Agent resigns and no successor administrative agent is appointed within 60 days after the date the Administrative Agent issues its notice of resignation, the Administrative Agent at the direction of the Sponsor will dissolve and liquidate the Trust and distribute its remaining assets.

The Trustee

This section summarizes some of the important provisions of the Trust and Administrative Agency Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

Qualifications of the Trustee

The Trustee and any successor trustee must be (i) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, and (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the Code, to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $[150 million].

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee, the Administrative Agent and the Sponsor with respect to the offering of the Shares and Trust management and the Shareholders are governed by the provisions of the Delaware Statutory Trust Agreement (the “DSTA”) and the Trust and Administrative Agency Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor, the Administrative Agent or the shareholders of the Trust. The Trustee is unaffiliated with the Sponsor.

Limitation on Trustee’s liability

In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in the performance or for the non-performance of any of its obligations under the Trust and Administrative Agency Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the copper or its storage, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust and Administrative Agency Agreement or by reason of the Trustee’s acceptance of the Trust incurred without gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust and Administrative Agency Agreement or any actions taken in accordance with the provisions of the Trust and Administrative Agency Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust and Administrative Agency Agreement are not paid when due by the Sponsor, the Administrative Agent may sell or otherwise dispose of any Trust assets (including copper) and pay the Trustee from the proceeds. As security for all obligations of the Trust, including those owed to the Trustee under the Trust and Administrative Agency Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust and Administrative Agency Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (i) ceases to be a Qualified Bank (as defined below), (ii) is in material breach of its obligations under the Trust and Administrative Agency Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (ii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The Sponsor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Administrative Agent will dissolve and liquidate the Trust and distribute its remaining assets.

Administration of Physical Copper In the Trust

Physical Copper trades in indivisible quantities (i.e., Lots that might be different in Net Weight from one Lot to another Lot) and are stored in geographically diverse regions (i.e., the various Warehouse Locations). As a result of these realities, Physical Copper in the Trust will be transferred (or delivered) in accordance with the order of priority described in this section. To the extent that any of the following events occur on a Warehouse Business Day, the Administration Agent will instruct the Warehouse-keeper to effectuate the transfer (or delivery) of Physical Copper in accordance with the following order of priorities:

(a)	first, if the Cheapest To Deliver Location of any Physical Copper held in any of the Allocated Copper Interests changes, the Administrative Agent will apply the procedures as described in the “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper In the Trust—Cheapest To Deliver Rotation”;

(b)	second, with respect to any Purchase Orders, after giving effect to the provisions in clause (a) above, such Purchase Orders will be processed in the order in which they are received by the Administrative Agent and with respect to each Purchase Order the Administrative Agent will apply (i) first, the Whole Lots specified to be delivered from the Authorized Participant’s Private Store Interest to the Trust’s Allocated Copper Interest in the relevant Purchase Order and (ii) second, the methodology as described in “Creations and Redemptions—Determinations of Over-Weight Amounts and Under-Weight Amounts”;

(c)	third, with respect to any Redemption Orders, after giving effect to the provisions in clauses (a) through (b) above, such Redemption Orders will be processed in the order in which they are received by the Administrative Agent with respect to each Redemption Order (i) first, the Cheapest To Deliver Protocol on the available Trust’s Allocated Copper Interest to identify the first Whole Lot and effectuate delivery of such Whole Lot from the Trust’s Allocated Copper Interest to the Authorized Participant’s Private Store Interest and (ii) second, repeat the process in the immediately preceding sub-clause (i) above until the amount of Tonnes outstanding yet to be delivered for such Redemption Order is less than the Tonnes of the next available Whole Lot selected in accordance with sub-clause (i) above and (iii) third, apply the methodology as described in “Creations and Redemptions—Determinations of Over-Weight Amounts and Under-Weight Amounts”;

(d)	fourth, with respect to the Accrued Unpaid Expenses (Expressed In U.S. Dollars)s, after giving effect to the provisions in clause (a) through (c) above, the Accrued Unpaid Expenses (Expressed In U.S. Dollars)s will be paid in the manner described in “Business of the Trust—Expenses of the Trust—Ordinary Expenses” and in accordance with the procedures defined in “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper In the Trust—Payment of Accrued Unpaid Expenses (Expressed In U.S. Dollars)”; and

(e)	fifth, with respect to the Extraordinary Expenses, after giving effect to the provisions in clause (a) through (d) above, the Accrued Unpaid Expenses (Expressed In U.S. Dollars)s will be paid in the manner described in “Business of the Trust—Expenses of the Trust—Extraordinary Expenses” and in accordance with the procedures defined in “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper In the Trust—Payment of Extraordinary Expenses.”

Cheapest To Deliver Rotation

If the Cheapest To Deliver Location of any Physical Copper held in any of the Allocated Copper Interests changes, the Administration Agent will instruct the Warehouse-keeper to effectuate the transfer (or delivery) of Physical Copper in accordance with the following procedures:

(a) first, the Administrative Agent will rank all of the Authorized Participants using their respective Allocated Copper Interests from largest to smallest in terms of Tonnes and initiate the process described below, starting with the highest ranked Authorized Participant;

(b) second, the Administrative Agent will notionally aggregate the then-available Physical Copper based only on Whole Lots for all of the Allocated Copper Interests;

(c) third, the Administrative Agent, on behalf of the Trust, will allocate successively Whole Lots in accordance with the Cheapest To Deliver Protocol to the relevant Authorized Participant as determined in clause (a) above, such that the amount allocated is equal to the amount of such Authorized Participant’s Original Tonnes, to the extent possible;

(d) fourth, with respect to such Authorized Participant, to the extent that the aggregate value expressed in Tonnes of the Whole Lots defined in clause (c) above is not equal to the Original Tonnes such that an amount of Original Tonnes equaling a Fractional Lot remains, the Administrative Agent, on behalf of the Trust, will allocate a Fractional Lot in accordance with the Cheapest To Deliver Protocol (excluding any Lots identified in clause (c) above) to the relevant Authorized Participant determined in clause (a) above for such remaining amount of Tonnes and the remainder of any Whole Lot that is designated for ownership by the Trust’s Allocated Copper Interest;

(e) fifth, to the extent the Original Lots are not the same as the Replacement Lots, the Administrative Agent, on behalf of the Authorized Participant, will replace the Original Lots in the Authorized Participant’s Allocated CopperInterest with the Replacement Lots identified above; and

(f) sixth, the Administrative Agent will repeat the steps in clauses (a) through (e) above – except that, with respect to clause (a) above, the reference to the “highest ranked Authorized Participant” is replaced with the “highest ranked unprocessed Authorized Participant” – until each Authorized Participant is processed.

For example, assume there are two Authorized Participants, Authorized Participant A and Authorized Participant B. Authorized Participant A’s Allocated Copper Interest has 68 Tonnes total, 50 Tonnes of Physical Copper in the Detroit and 18 Tonnes of Physical Copper in New Orleans. Authorized Participant B has 28 Tonnes of Physical Copper in the Detroit. On Monday, the Cheapest To Deliver Location is Detroit. The Trust’s Allocated Copper Interest holds two Fractional Lots, one with respect to Authorized Participant A equal to 7 Tonnes held in New Orleans and one with respect to Authorized Participant B equal to 22 Tonnes held in Detroit. On Tuesday, the Cheapest To Deliver Location is New Orleans. The Administrative Agent will apply the Cheapest To Deliver Rotation methodology set forth above.

First, the Administrative Agent will rank the two Authorized Participants. Authorized Participant A is ranked as having the largest Authorized Participant’s Allocated Copper Interest. Authorized Participant B is ranked as having the smallest Authorized Participant’s Allocated Copper Interest.

Second, the Administrative Agent calculates the then current aggregate Physical Copper in the all of the Allocated Copper Interests. There are 50 Lots of Physical Copper in Detroit and 20 Lots of Physical Copper in New Orleans. The Trust’s Allocated Copper Allocated Interest holds 47 Whole Lots of Physical Copper in Detroit, 19 Whole Lots of Physical Copper in New Orleans, a Fractional Lot of Physical Copper of 7 Tonnes in Detroit with respect to Authorized Participant A and a Fractional Lot of Physical Copper of 22 Tonnes in Detroit with respect to Authorized Participant B. The Allocated Copper Interest of Authorized Participant A has two Whole Lots in Detroit, each equal to 25 Tonnes, and one Fractional Lot that is 18 Tonnes of Physical Copper in New Orleans. The Allocated Copper Interest of Authorized Participant B has one Fractional Lot that is 3 Tonnes of Physical Copper in Detroit.

Third, the Administrative Agent allocates to Authorized Participant A Whole Lots and then a Fractional Lot in the Cheapest To Deliver Location in accordance with the Cheapest To Deliver Protocol in an amount equal to its originally owned Allocated Copper Interest. Authorized Participant A’s exchanges his Lots in Detroit and receives Whole Lots and Fractional Lots in New Orleans equal to two Whole Lots of 25 Tonnes each and one Fractional Lot of 18 Tonnes all in New Orleans. The Trust’s Allocated Copper Interest holds one Fractional Lot of 7 Tonnes in New Orleans with respect to Authorized Participant A.

Fourth, the Administrative Agent applies steps four through six. Authorized Participant B exchanges his Lots in Detroit and receives one Whole Lot of 25 Tonnes and one Fractional Lot of 3 Tonnes all in New Orleans. The Trust’s Allocated Copper Interest holds one Fractional Lot of 22 Tonnes in New Orleans with respect to Authorized Participant B.

Only the Warehouse Location as recorded in Allocated Copper Interests changed so that Lots are applied in accordance with the Cheapest To Deliver Protocol.

Payment of Accrued Unpaid Expenses (Expressed In U.S. Dollars)

On any Warehouse Business Day, the Administrative Agent will apply the following calculations and effectuate any deliveries, if any, as described below:

(a)	first, after allocations made in clauses (a) through (c) of “Administration of Physical Copper In the Trust” above, the Administrative Agent will select in succession all remaining Whole Lots in the Trust’s Allocated Copper Interest in accordance with the Cheapest To Deliver Protocol and rank such Whole Lots in the order of their selection;

(b)	second, the Administrative Agent will determine the value in U.S. Dollars of each ranked Whole Lot equal to the Warehouse Location Price for that respective Whole Lot multiplied by the amount of Tonnes for that Whole Lot;

(c)	third, the Administrative Agent will determine the fewest number of Whole Lots in order of their ranking whose aggregate value in U.S. Dollars as determined in clause (b) above is greater than the Accrued Unpaid Expenses (Expressed In U.S. Dollars) as determined on such Warehouse Business Day; and

(d)	fourth, if the aggregate number of Whole Lots determined in clause (c) above is greater than one, then the Administrative Agent will instruct the Warehouse-keeper to deliver from the Trust’s Allocated Copper Interest to the Sponsor’s Private Store Interest the number of Whole Lots determined in clause (c) above minus one.

Payment of Extraordinary Expenses

On any Warehouse Business Day, the Administrative Agent will apply the following calculations and effectuate any deliveries, if any, as described below:

(a)	first, after allocations made in clauses (a) through (d) of “Administration of Physical Copper In the Trust” above, the Administrative Agent will select in succession all remaining Whole Lots in the Trust’s Allocated Copper Interest in accordance with the Cheapest To Deliver Protocol and rank such Whole Lots in the order of their selection;

(b)	second, the Administrative Agent will determine the value in U.S. Dollars of each ranked Whole Lot equal to the Warehouse Location Price for that respective Whole Lot multiplied by the amount of Tonnes for that Whole Lot;

(c)	third, the Administrative Agent will determine the fewest number of Whole Lots in order of their ranking whose aggregate value in U.S. Dollars as determined in clause (b) above is greater than the Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars) as determined on such Warehouse Business Day; and

(d)	fourth, if the aggregate number of Whole Lots determined in clause (c) above is greater than one, then the Administrative Agent will instruct the Warehouse-keeper to deliver from the Trust’s Allocated Copper Interest to the Administrative Agent’s Private Store Interest the number of Whole Lots determined in clause (c) above minus one.

The Warehouse-keeper and Storage of the Trust’s Physical Copper

This section summarizes some of the important provisions of the Trust and Administrative Agency Agreement which apply to the Warehouse-keeper and the storage of the Trust’s Physical Copper. For a general description of the Warehouse-keeper’s role, see “The Warehouse-keeper—The Warehouse-keeper’s Role.” For more information on the storage of the Trust’s Physical Copper, see “Creation and Redemption of Shares—The Storage of the Trust’s Copper” and “Description of the Warehouse Agreements.”

The Trust will enter into the Warehouse Agreements with the Warehouse-keeper under which the Warehouse-keeper will maintain the Trust’s Allocated Copper Interest and the Trust Unallocated Account.

If upon the resignation of any Warehouse-keeper there would be no Warehouse-keeper acting pursuant to the Warehouse Agreements, the Administrative Agent shall, promptly after receiving notice of such resignation, appoint a substitute Warehouse-keeper or warehouse-keepers selected by the Sponsor pursuant to Warehouse Agreements approved by the Sponsor. When directed by the Sponsor or if the Administrative Agent in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Administrative Agent shall appoint a substitute or additional Warehouse-keeper or Warehouse-keepers, which shall thereafter be one of the Warehouse-keepers under the Trust and Administrative Agency Agreement. After the entry into the Warehouse Agreements, the Trust shall not enter into or amend any Warehouse Agreement with a Warehouse-keeper without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Administrative Agent shall demand that a Warehouse-keeper of the Trust deliver such of the Trust’s Physical Copper held by it as is requested of it to any other Warehouse-keeper or such substitute or additional Warehouse-keeper or warehouse-keepers directed by the Sponsor. Each such substitute or additional Warehouse-keeper shall, forthwith upon its appointment, enter into a Warehouse Agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Warehouse-keeper and any successor warehouse-keeper or additional warehouse-keeper and for enforcing the obligations of each such warehouse-keeper as is necessary to protect the Trust and the rights and interests of the Shareholders. The Administrative Agent has no obligation to monitor the activities of any Warehouse-keeper other than to receive and review such reports of the Physical Copper held for the Trust by such Warehouse-keeper and of transactions in Physical Copper held for the account of the Trust made by such Warehouse-keeper pursuant to the Warehouse Agreements. In the event that the Sponsor determines that the maintenance of copper with a particular storage facility is not in the best interests of the Shareholders, the Sponsor will direct the Administrative Agent to initiate action to remove the copper from such storage facility or take such other action as the Administrative Agent determines appropriate to safeguard the interests of the Shareholders. The Administrative Agent shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

Valuation Process, Definition of Net Asset Value

All Purchase Orders and Redemption Orders do not take into account the Trust’s Net Asset Value or NAV Per Share. Nevertheless, the Administrative Agent will determine the Creation Unit Ratio, Net Asset Value and NAV Per Share on any Warehouse Business Day in the manner described below, and will publish such values on the Trust’s website to provide investors additional information about the Trust.

Each of the Net Asset Value and NAV Per Share, in respect of each Warehouse Business Day, shall be an amount calculated as the value of the assets of the Trust after deducting any Ordinary Expenses and/or Extraordinary Expenses incurred and/or paid on such Warehouse Business Day. (See the definition of “Net Asset Value.”)

The value of the assets of the Trust (i.e., the Gross Asset Value) shall be computed as (i) the aggregate of all Whole and/or Fractional Lots of the Physical Copper in the Trust’s Allocated Copper Interest on such Warehouse Business Day, i.e., prior to giving effect to (ii) any Purchase Orders, Redemption Orders, Cheapest to Deliver Rotations, and deliveries, if any, for the settlement of Ordinary Expenses or Extraordinary Expenses, in any case for such Warehouse Business Day. (See the definition of “Gross Asset Value (Expressed In U.S. Dollars)”.

Ordinary Expenses and/or Extraordinary Expenses paid are taken into account in the determination of the Net Asset Value, on any Warehouse Business Day, effectively reducing the number of Whole Lots held by the Trust within the Trust’s Allocated Copper Interest and as a result the Gross Asset Value (Expressed in U.S. Dollars). Any delivery of Whole Lots on any Warehouse Valuation Day as such a payment pursuant to the section “Business of the Trust—Expenses of the Trust” shall be excluded for the purposes of valuation on such Warehouse Business Day.

Ordinary and Extraordinary Expenses payable as of a Warehouse Business Day shall include amounts, expressed in U.S. Dollars, incurred from and excluding the last day on which any such expenses were paid to and including such Warehouse Business Day. (Such amounts are defined, using “Accrued Unpaid Expenses (Expressed in U.S. Dollars)” and “Accrued Unpaid Extraordinary Expenses (Expressed in U.S. Dollars).”

On any Warehouse Business Day the NAV Per Share shall be determined by the Administrative Agent by dividing (x) the applicable Net Asset Value for such Warehouse Business Day, by (y) the number of Shares Outstanding, for such Warehouse Business Day.

Each Whole Lot or Fractional Lot shall be valued as of each Warehouse Business Day by taking into account the sum of the relevant benchmark price (i.e., LME Spot Price for copper) and the applicable Locational Premia as determined by the Valuation Agent for each Warehouse Business Day (see the definitions of “Warehouse Location Price,” “Locational Premia” and “Warehouse Location Tonnage”).

On each Warehouse Business Day, as promptly as practicable after the Evaluation Time, the Valuation Agent will perform a process for valuing the relevant Locational Premia for each Warehouse Location, using the Warehouse Locations associated with the Trust’s Allocated Copper Interest on such Warehouse Business Day.

The process for determining the relevant Locational Premia is summarized as follows: (i) the Valuation Agent, in its sole discretion, will select, in respect of each Warehouse Location, physical copper dealers based on their size in the relevant market, (ii) the Valuation Agent will conduct a regular polling process for obtaining prices from such physical copper dealers for the premiums (bids and offers) for a prescribed amount of Physical Copper of the required grade in each such Warehouse Location where the Trust’s Physical Copper is held; (iii) using the relevant prices from the polling process on each Warehouse Business Day, the Valuation Agent will determine, for each Warehouse Location, an average Locational Premia for such Warehouse Business Day.

Any determinations made by the Administrative Agent in respect of Ordinary Expenses and Extraordinary Expenses for any Warehouse Business Day will be conclusive for all persons interested in the Trust and no revision or correction in any computation shall be made under the Trust and Administrative Agency Agreement, subject to manifest error.

The Sponsor, the Administrative Agent and the Shareholders may rely on any evaluation furnished by the Valuation Agent, and the Sponsor and the Administrative Agent will have no responsibility for the evaluation’s accuracy. The determinations the Valuation Agent makes will be made in good faith upon the basis of, and the Valuation Agent will not be liable for any errors contained in, information reasonably available to it. The Valuation Agent will not be liable to the Sponsor, the Administrative Agent, DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Valuation Agent against any liability resulting from bad faith or gross negligence in the performance of its duties.

Other Expenses

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Copper

The Administrative Agent will, at the direction of the Sponsor or in its own discretion, direct the transfer of Physical Copper to the Administrative Agent’s Private Store Interest for sale as necessary to pay the Trust’s Extraordinary Expenses. The Accrued Unpaid Expenses (Expressed In U.S. Dollars) will be paid through delivery of Physical Copper from the Trust’s Allocated Copper Interest to the Sponsor’s Private Store Interest. The Administrative Agent will place orders with dealers (which may include the Warehouse-keeper) as directed by the Sponsor or, in the absence of such direction, with dealers through which the Administrative Agent may reasonably expect to obtain a favorable price and good execution of orders. Neither the Administrative Agent nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders” for information on the tax treatment of copper sales.

The Administrative Agent will also direct the transfer of Physical Copper to the Administrative Agent’s Private Store Interest for sale if the Sponsor notifies the Administrative Agent that sale is required by applicable law or regulation or in connection with the dissolution and liquidation of the Trust. The Administrative Agent will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of copper directed by the Sponsor.

Any property received by the Trust other than copper, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Administrative Agent at the direction of the Sponsor.

The Securities Depository; Book-Entry-Only System; Global Security

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Administrative Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administration Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Administrative Agent, the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will transfer, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrative Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Administrative Agent, the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will direct the Administrative Agent to dissolve the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares on the Exchange has fallen outside a desirable trading price range, the Sponsor may direct the Administrative Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

Books and Records

The Administrative Agent will keep proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Administrative Agent’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Administrative Agent.

The Administrative Agent will keep a copy of the Trust and Administrative Agency Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the [Exchange] and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrative Agent will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants’ report will be furnished by the Administrative Agent to Shareholders upon request.

The Administrative Agent will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Dissolution of the Trust

The Administrative Agent will set a date on which the Trust shall dissolve and mail notice of the dissolution to the Shareholders at least 30 days prior to the date set for dissolution if any of the following occurs:

•	the Shares are delisted from the [Exchange] and are not approved for listing on another national securities exchange within five business days of their delisting;

•	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Administrative Agent that they elect to dissolve the Trust;

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•	60 days have elapsed since the Warehouse-keeper notified the Sponsor of the Warehouse-keeper’s election to resign and a successor warehouse-keeper has not been appointed and accepted its appointment;

•	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing and capable to act in such capacity;

•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Administrative Agent has actual knowledge of that determination;

•

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $[50] million (as adjusted for inflation by reference to the United States Consumer Price Index) at any time after the first anniversary after the Trust’s formation and the Administrative Agent receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $[50] million, notice from the Sponsor of its decision to terminate the Trust;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936 and the Administrative Agent has actual knowledge of that determination;

•

the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Administrative Agent receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable; or

•

the Administrative Agent elects to dissolve the Trust and after the payment of all claims and obligations of the Trust, or reasonable provision therefor is made, after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

On and after the date of dissolution of the Trust, the Shareholders will, upon (i) surrender of Shares then held, (ii) payment of the fee of the Administrative Agent for the surrender of Shares, and (iii) payment of any applicable taxes or other governmental charges, be entitled to delivery of the amount of Trust assets represented by those Shares. The Administrative Agent shall not accept any deposits of copper after the date of dissolution. If any Shares remain outstanding after the date of dissolution, the Administrative Agent thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust and Administrative Agency Agreement, except that the Administrative Agent will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell copper as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Administrative Agent (after deducting or upon payment of, in each case, the fee of the Administrative Agent for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust and Administrative Agency Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of dissolution of the Trust, the Administrative Agent may sell the Trust assets then held under the Trust and Administrative Agency Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Administrative Agent under the Trust and Administrative Agency Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale and otherwise complying with the DSTA of the Trust, the Administrative Agent shall be discharged from all obligations under the Trust and Administrative Agency Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Administrative Agent for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust and Administrative Agency Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Trustee, the Sponsor and the Administrative Agent shall be discharged from all obligations under the Trust and Administrative Agency Agreement.

Amendments

The Administrative Agent and the Sponsor may amend any provisions of the Trust and Administrative Agency Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of copper smaller or larger than a Creation Unit or to allow for the sale of copper to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust and Administrative Agency Agreement as amended thereby. In no event shall any amendment impair the right of the Shareholders to surrender Creation Units and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust and Administrative Agency Agreement, and the rights of the Sponsor, the Administrative Agent, the Trustee, and the Shareholders under the Trust and Administrative Agency Agreement, are governed by the laws of the State of Delaware. The Sponsor, the Administrative Agent, the Trustee and the Shareholders and, by accepting Shares, each DTC Participant and each Shareholder, consents to the non-exclusive jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material United States federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income tax consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to United States federal income tax law and subject to the limitations and qualifications described therein, the opinion of Katten Muchin Rosenman LLP, counsel to the Sponsor and special United States tax counsel to the Trust. An opinion of counsel, however, is not binding on the Internal Revenue Service (IRS) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the U.S. Dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for United States federal income tax purposes;

•	A corporation (or other entity treated as a corporation for United States federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a U.S. Shareholder as defined above (other than a partnership, or an entity treated as a partnership for United States federal tax purposes) generally is considered a “Non-U.S. Shareholder” for purposes of this discussion. For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Trust will be classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Administrative Agent will report the Trust’s income, gains, losses and deductions to the IRS on that basis.

Taxation of U.S. Shareholders

Shareholders generally will be treated, for United States federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation, the delivery of copper to the Trust in exchange for the underlying copper represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the copper held in the Trust will be the same as its tax basis and holding period for the copper delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors as to the determination of the tax basis and holding period for the underlying copper related to such Shares.

When the Trust sells or transfers copper, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer and (ii) the Shareholder’s tax basis for its pro rata share of the copper that was sold or transferred, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any copper sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its share of all of the copper held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of copper sold, and the denominator of which is the total amount of the copper held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the copper remaining in the Trust will be equal to its tax basis for its share of the total amount of the copper held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the copper that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the copper held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (i) the amount realized pursuant to the sale of the Shares, and (ii) the Shareholder’s tax basis for the portion of its pro rata share of the copper held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying copper represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the copper received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the copper held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the copper received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the copper received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the copper held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the copper held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the copper received by the Shareholder in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Shareholders who are Individuals

Under current law, gains recognized by individuals from the sale of “collectibles,” including physical copper, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the lower rate applicable to most other long-term capital gains (currently 15%). For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual U.S. Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust’s sale of any Physical Copper which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual U.S. Shareholder for one year or less or by a taxpayer other than an individual United States taxpayer are generally the same as those at which ordinary income is taxed.

Brokerage Fees and Trust Expenses

Any brokerage or other Transaction Fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of copper by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trust to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to further limitations under applicable provisions of the Code, and may not be deductible at all for alternative minimum tax purposes.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (i) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying copper for purposes of Code section 851(b), and (ii) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

United States Information Reporting and Backup Withholding for U.S. and Non-U.S. Shareholders

The Administrative Agent or the appropriate broker will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s United States federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-U.S. Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of copper. A Non-U.S. Shareholder generally will not be subject to United States federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of copper by the Trust, unless (i) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (ii) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Physical Copper held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (IRA) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any copper received by such IRA or plan account upon the redemption of any of the Shares purchased by it, the Shares or copper so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue Shares in Creation Units to Authorized Participants in exchange for deposits of copper on a continuous basis. The Trust will not issue fractions of a Creation Unit. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

The Initial Purchaser intends to distribute the Initial Creation Units of Shares in connection with its activities as lead market maker. As a result, the Initial Purchaser will be deemed to be an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [—], 2010, the Initial Purchaser purchased 100,000 Shares which compose the Initial Creation Units. The Initial Purchaser intends to make a public offering of the Initial Creation Units at a per Share offering price that will vary, depending on, among other factors, the price of copper and the trading price of the Shares on the [Exchange] at the time of offer. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares.

The Trust will not bear any expenses in connection with the offering or sales of the Initial Creation Units of Shares.

The offering of Creation Units is being made in compliance with Conduct Rule 2310 of FINRA. Neither the Initial Purchaser nor Authorized Participants will receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

[Pursuant to a Marketing Agent Agreement (“Agent Agreement”) between [—] and [—] (“Marketing Agent”) that provides marketing services under contract to the Sponsor, [—] will be paid by the Marketing Agent approximately $[—] per annum, plus any fees or disbursements incurred by [—] in connection with its assistance to the Marketing Agent in the marketing of the Trust and its Shares. The maximum compensation [—] may receive under this Agent Agreement, as a result of the Trust’s offering, is estimated to be $[—], which includes $[—] (fees) and $[—] (expenses). The Trust is not responsible for the payment of any amounts to [—] or the Marketing Agent. The maximum compensation that will be paid for wholesaling salaries, as a result of this offering, is estimated to be $[—]. The Marketing Agent and its parent, [—], are solely responsible for the payment of these salaries. Under the Agent Agreement, [—] will provide the following services to the Marketing Agent:

•	Review marketing related legal documents and contracts;

•	Consult with the Marketing Agent on the development of FINRA-compliant marketing campaigns;

•	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;

•	Review and file with FINRA marketing materials that are not free-writing prospectus materials;

•	Register and oversee supervisory activities of the Marketing Agent’s FINRA-licensed personnel; and

•	Maintain books and records related to the [—] services provided.

The Shares trade on the [Exchange] under the symbol “[—].”

The Initial Purchaser will not act as an Authorized Participant with respect to the Initial Creation Units, and its activities with respect to the Initial Creation Units will be distinct from those of an Authorized Participant.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by [—]. [—], as special United States tax counsel to the Trust, will also render an opinion regarding the material United States federal income tax consequences relating to the Shares.

EXPERTS

The financial statement included in this prospectus has been audited by [—], an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.[—].com. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms have the meanings set forth after such term:

“Acceptable Delivery Brand”—Any brand associated generally with the facilities of a mining company that produces Physical Copper that is approved by the LME as an “acceptable delivery brand” as the basis for the issuance of LME warrants. Any brand that is listed as “acceptable delivery brand” by the LME may subsequently be delisted after the issuance of a notice to LME members and other market participants indicating (i) that no further deliveries such brand would be accepted for LME warranting as of a stated effective date and (ii) that once the stocks in the LME system of such brand are exhausted, they would no longer constitute good delivery against LME Copper Grade A contracts and would be delisted.

“Accrued Expenses”—Collectively, the total accrued amount of the administrative and marketing expenses incurred by the Trust, assumed by the Sponsor and payable from the Accrued Unpaid Expenses (Expressed In U.S. Dollars) as described in “Business of the Trust—Expenses of the Trust.”

“Accrued Unpaid Expenses (Expressed In Tonnes)”—With respect to any Warehouse Business Day, an amount expressed in Tonnes, reflecting the amount of Physical Copper required to satisfy any Accrued Unpaid Expenses (Expressed In U.S. Dollars) on any such Warehouse Business Day, applying the procedure below, the result determined in clause (d) below:

(a)	first, after allocations made in clauses (a) through (c) of “Administration of Physical Copper In the Trust,” the Administrative Agent will select in succession all remaining Whole Lots in the Trust’s Allocated Copper Interest in accordance the Cheapest To Deliver Protocol and rank such Whole Lots in the order of their selection;

(b)	second, the Administrative Agent will determine the value in U.S. Dollars of each ranked Whole Lot equal to the Warehouse Location Price for that respective Whole Lot multiplied by the number of Tonnes in that Whole Lot;

(c)	third, the Administrative Agent will determine the number of Whole Lots and/or Fractional Lots in order of their ranking whose aggregate value in U.S. Dollars as the Administrative Agent determined in clause (b) above is equal to the Accrued Unpaid Expenses (Expressed In U.S. Dollars) as determined on such Warehouse Business Day; and

(d)	fourth, using the Whole Lots and/or Fractional Lots determined in clause (c) above, the Administrative Agent will determine the Tonnes for such Whole Lots and/or Fractional Lots determined in clause (c) above.

“Accrued Unpaid Expenses (Expressed In U.S. Dollars)”—With respect to any Warehouse Business Day, (a) the sum of all of the Daily Accrued Expenses (Expressed In U.S. Dollars) from, but excluding, the immediately preceding Ordinary Payment Date to and including such Warehouse Business Day plus (b) the Carry Over Unpaid Expense Balance, if any, as of the immediately preceding Ordinary Payment Date.

“Accrued Unpaid Extraordinary Expenses (Expressed In Tonnes)”—With respect to any Warehouse Business Day, an amount expressed, in Tonnes, reflecting the amount of Physical Copper required to satisfy any Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars) on any such Warehouse Business Day, applying the procedure below, the result determined in clause (d) below:

(a)	first, after allocations made in clauses (a) through (d) of “Administration of Physical Copper In the Trust,” the Administrative Agent will select in succession all remaining Whole Lots in the Trust’s Allocated Copper Interest in accordance the Cheapest To Deliver Protocol and rank such Whole Lots in the order of their selection;

(b)	second, the Administrative Agent will determine the value in U.S. Dollars of each ranked Whole Lot equal to the Warehouse Location Price for that respective Whole Lot multiplied by the number of Tonnes in that Whole Lot;

(c)	third, the Administrative Agent will determine the number of Whole Lots and/or Fractional Lots in order of their ranking whose aggregate value in U.S. Dollars as determined in clause (b) above is equal to the Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars) as determined on such Warehouse Business Day; and

(d)	fourth, using the Whole Lots and/or Fractional Lots determined in clause (c) above, the Administrative Agent will determine the Tonnes for such Whole Lots and/or Fractional Lots determined in clause (c) above.

“Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars)”—With respect to any Warehouse Business Day, (a) the sum of all of the Daily Accrued Extraordinary Expenses (Expressed In U.S. Dollars) from, but excluding, the immediately preceding Extraordinary Payment Date to and including such Warehouse Business Day plus (b) the Carry Over Unpaid Extraordinary Expense Balance, if any, as of the immediately preceding Extraordinary Payment Date.

“Administrative Agent” or “[—]”—[—].

“Administrative Agent’s DTC Account”—Shall have the meaning ascribed to it in “[—].”

“Administrative Agent’s Private Store Interest”—The beneficial ownership interest of the Administrative Agent that exists outside of the Trust and relates to Physical Copper paid to the Administrative Agent for payment of any Extraordinary Expenses (Expressed in Tonnes) on any Warehouse Business Day. Such interest is governed by the Administrative Agent’s Warehouse Agreement. See “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper in the Trust—Payment of Extraordinary Expenses.”

“Administrative Agent’s Warehouse Agreement”—The warehouse agreement by and between the Administrative Agent and the Warehouse-keeper establishing the Administrative Agent’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Aggregate Cheapest To Deliver Lot(s) Value For Extraordinary Expenses”—With respect to any Warehouse Business Day, an amount expressed in U.S. Dollars equal to the value of any Whole Lots delivered in accordance with clause (d) of the procedures set forth in “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper in the Trust—Payment of Extraordinary Expenses” on such Warehouse Business Day.

“Aggregate Cheapest To Deliver Lot(s) Value For Unpaid Expenses”—With respect to any Ordinary Payment Date, an amount expressed in U.S. Dollars equal to the value of any Whole Lots delivered in accordance with clause (d) of the procedures set forth in “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper in the Trust—Payment of Accrued Unpaid Expenses” on such Ordinary Payment Date.

“Allocated Copper Interest”—The Trust’s Allocated Copper Interest or any Authorized Participant’s Allocated Copper Interest.

“Authorized Participant”—Any person permitted to place Purchase Orders or Redemption Orders as described in “Creation and Redemption of Shares—Requirements of an Authorized Participant.”

“Authorized Participant Agreement”—With respect to any Authorized Participant, an agreement entered into by and among the Sponsor, the Trust and that Authorized Participant, which provides the procedures associated with the Purchase Orders and Redemption Orders and sets forth the terms and conditions applicable to any activity related to an Authorized Participant’s Allocated Copper Interest.

“Authorized Participant’s Allocated Copper Interest”—The beneficial ownership interest of the Authorized Participant that exists outside of the Trust, which is created by the Authorized Participant’s Warehouse Agreement and is subject to the terms and conditions of the applicable Authorized Participant Agreement. An Authorized Participant’s Allocated Copper Interest is subject to certain terms and conditions in the Authorized Participant Agreements that will affect both the amount, identification, location and value of Physical Copper in the Authorized Participant’s Allocated Copper Interest and the Authorized Participant’s ability to effectuate creations and redemptions. See “Creations and Redemptions—Determination of Over-Weight Amounts and Under-Weight Amounts” and “Description of the Trust and the Administration Agency Agreement.”

“Authorized Participant’s Private Store Interest”—The beneficial ownership interest of the Authorized Participant that exists outside of the Trust, which is created by the Authorized Participant’s Warehouse Agreement but is not subject to the Authorized Participant Agreements. See “Description of Warehouse Agreements.”

“Authorized Participant’s Warehouse Agreement”—With respect to any Authorized Participant, the warehouse storage agreement for each Authorized Participant by and among that Authorized Participant, the Administrative Agent and the Warehouse-keeper establishing that Authorized Participant’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Carry Over Unpaid Extraordinary Expense Balance”—With respect to any Extraordinary Payment Date, an amount equal to (a) the Daily Accrued Extraordinary Expenses (Expressed In U.S. Dollars) on such Extraordinary Payment Date minus (b) the Aggregate Cheapest To Deliver Lot Value for Extraordinary Expenses on such Extraordinary Payment Date.

“Carry Over Unpaid Expense Balance”—With respect to any Ordinary Payment Date, an amount equal to (a) the Aggregate Unpaid Expenses (Expressed In U.S. Dollars) on such Ordinary Payment Date minus (b) the Aggregate Cheapest To Deliver Lot Value for Unpaid Expenses on such Ordinary Payment Date.

“CEA”—The United States Commodity Exchange Act of 1936, as amended.

“CFTC”—The United States Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States of America.

“Cheapest To Deliver Location”—With respect to any Warehouse Business Day, the Warehouse Location utilized by any Allocated Copper Interest that has the lowest Locational Premia of all Warehouse Locations.

“Cheapest To Deliver Lot”—With respect to any Warehouse Business Day, the first Whole Lot of Physical Copper that is currently within the Trust’s Allocated Copper Interest and that the Trust would deliver to an Authorized Participant, Sponsor or Administrative Agent in connection with any redemption, the Sponsor Fee or any Extraordinary Expenses, as applicable as determined in accordance with the Cheapest To Deliver Protocol.

“Cheapest To Deliver Protocol”—With respect to any Warehouse Business Day,

(a) for the selection of Lots relating to a Redemption Order, the order of priority for such Lots will refer to:

(i)	with respect to Lots that are not of an Acceptable Delivery Brand,

(A)	first, Lots in the Cheapest To Deliver Location;

(B)	second, the Lots first (by record in terms of date of delivery) delivered into the Trust’s Allocated Copper Interest or the Authorized Participant’s Allocated Copper Interest, as applicable; and

(C)	third, the Lots with the lowest Net Weight; and

(ii)	with respect to Lots that are of an Acceptable Delivery Brand,

(A)	first, Lots in the Cheapest To Deliver Location;

(B)	second, the Lots first (by record in terms of date of delivery) delivered into the Trust’s Allocated Copper Interest or the Authorized Participant’s Allocated Copper Interest, as applicable; and

(C)	third, the Lots with the lowest Net Weight.

(b) for the selection of Lots in all other circumstances (other than a selection related to a Redemption Order), the order of priority for such Lots will be in accordance with paragraph (a)(ii) set forth above.

“Cheapest To Deliver Rotation”—With respect to any Warehouse Business Day, the process by which the Administrative Agent releases Whole Lots and/or Fractional Lots from an Authorized Participant’s Allocated Copper Interest that are not in the Cheapest To Deliver Location in exchange for an equivalent number of Tonnes converted into Whole Lots and/or Fractional Lots at the then current Cheapest To Deliver Location, as such process is described in “Description of the Trust and Agency Administration Agreement—Administration of Physical Copper to the Trust—Payment of Extraordinary Expenses.”

“Chemical Composition”—Physical Copper in the Trust will conform to the BS EN 1978:1998 (Cu-CATH-1) standard for Copper Grade A in the copper markets generally and will have a chemical composition as follows:

•	the amount of pure Copper not less than 99.99%;

•	the amount of Silver not in excess of 0.0025%;

•	the amount of Bismuth not in excess of 0.00002%;

•	the amount of Lead not in excess of 0.0005%;

•	the aggregate amounts of Arsenic, Cadmium, Chromium, Maganese, Phosphorus and Antimony not in excess of 0.0015%;

•	the aggregate amount of Bismuth, Selenium and Tellurium not in excess of 0.0003%; and

•	the aggregate amount of Cobalt, Iron, Nickel, Silicon, Tin and Zinc not in excess of 0.002%.

“Clearing Agency”—Any clearing agency or similar system other than the Federal Reserve Book Entry System or DTC.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Copper Selection Methodology”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Copper Selection Methodology.”

“Creation Over-Weight Amount”—With respect to any Warehouse Business Day and any single Purchase Order, an amount, expressed in Tonnes, equal to the difference, if positive, in the amount of Physical Copper delivered, as a part of the creation process, to the Authorized Participant and allocated to Authorized Participant’s Allocated Copper Interest from the Trust Allocated Copper Interest as measured against the actual amount of Physical Copper delivered relative to the Creation Unit Amount.

“Creation Under-Weight Amount”—With respect to any Warehouse Business Day and any single Purchase Order, an amount, expressed in Tonnes, equal to the difference, if negative, in the amount of Physical Copper delivered, as a part of the creation process, to the Trust and allocated to Trust’s Allocated Copper Interest from an Authorized Participant’s Allocated Copper Interest as measured against the actual amount of Physical Copper delivered relative to the Creation Unit Amount.

“Creation Unit”—A block of 2,500 Shares.

“Creation Unit Amount”—With respect to any Warehouse Business Day, an amount of Physical Copper, expressed in terms of Tonnes of Physical Copper and calculated to the third decimal point (i.e., 0.001) (a) that (i) an Authorized Participant must deliver into the Trust to create one Creation Unit pursuant to a Creation Order or (ii) the Trust will distribute to an Authorized Participant in fulfillment of such Authorized Participant’s Redemption Order and (b) that will be equal to one Nominal Lot of Physical Copper multiplied by the Creation Unit Ratio on such Warehouse Business Day.

“Creation Unit Ratio”—With respect to any Warehouse Business Day, a ratio, the numerator of which is the Trust Gross Asset Value (Expressed In Tonnes), minus any Accrued Unpaid Expenses (Expressed In Tonnes) minus any Extraordinary Expenses (Expressed In Tonnes) and the denominator of which is the aggregate number of Shares Outstanding, divided by 100 (since each Share at inception is equal to 1/100 Tonne of Physical Copper), as calculated by the Administrative Agent around the Evaluation Time on any such Warehouse Business Day.

“Daily Accrued Expenses (Expressed In U.S. Dollars)”—With respect to any Warehouse Business Day, an amount equal to (a)(i) the Trust Gross Asset Value (Expressed In U.S. Dollars), multiplied by (ii) the Sponsor’s Fee Percentage, multiplied by (iii) the number of calendar days from but excluding the immediately preceding Warehouse Business Day to and including such Warehouse Business Day, as described in the “Business of the Trust—Expenses of the Trust.”

“Daily Accrued Extraordinary Expenses (Expressed In U.S. Dollars)”—With respect to any Warehouse Business Day, an amount in U.S. Dollars equal to all of the expenses or any liability accepted by the Administrative Agent, on behalf of the Trust, that is not assumed by the Sponsor and, therefore, not paid out of the Accrued Unpaid Expenses (Expressed In U.S. Dollars), as described in “Business of the Trust—Expenses of the Trust”.

“DTC”—The Depository Trust Company or DTC is a limited purpose trust company organized under New York law, a member of the United States Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Evaluation Time”—The time at which the Administrative Agent will evaluate the Physical Copper held by the Trust and determine the Net Asset Value (with the Valuation Agent), which is currently as promptly as practicable after 7:00, New York City time on each Warehouse Business Day.

“Exchange” or “[—]”—[Exchange], the venue where Shares are listed and traded.

“Extraordinary Expenses (Expressed In Tonnes)”—With respect to any Warehouse Business Day an amount in Tonnes of Physical Copper expressed in Tonnes equal to the Daily Accrued Extraordinary Expenses (Expressed In U.S. Dollars) divided by the Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars).

“Extraordinary Payment Date”—With respect to any Warehouse Business Day, the Warehouse Business Day on which the Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars) is greater than or equal to the Aggregate Cheapest To Deliver Lot(s) Value For Extraordinary Expenses.

“Fed Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Fractional Lot”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Description of the Authorized Participant’s Allocated Copper Interest.”

“FSA”—The Financial Services Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act and which regulates the major participating members of the LME in the United Kingdom.

“FSM Act”—The Financial Services and Markets Act 2000.

“Good Delivery Copper”—Physical Copper meeting the Good Delivery Standards.

“Good Delivery Standards”—Physical Copper in the form of cathodes from an Acceptable Delivery Brand that is delivered in the Lot Size with the Chemical Composition acceptable to the Warehouse-keeper at such time of delivery and inspection.

“Henry Bath Group” or “HBG”—Collectively, the members of the Henry Bath Group of companies, each of which is a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation specified as such and described in “The Warehouse-keeper.” As of the date of this prospectus, the Henry Bath Group includes Henry Bath & Son Limited, Henry Bath LLC, Henry Bath Singapore Pte Limited and Henry Bath BV.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Creation Units”—The [—] Creation Units issued to the [Lead Market Maker] in exchange for the deposit into the Trust of [—] Tonnes of Physical Copper in connection with the formation of the Trust.

“Initial Creation Unit Ratio”—one, which is the fraction, the numerator of which the actual amount of Physical Copper (expressed in terms of Tonnes) held by the Trust and the denominator of which is the aggregate number of Shares originally issued, divided by 100 (since each Share at inception is equal to 1/100 Tonne of Physical Copper).

“Initial Lot”—With respect to each Authorized Participant, the Lot of Copper delivered and deposited to the Warehouse-keeper to create that Authorized Participant’s Allocated Copper Interest, which shall weigh no less than 25 Tonnes. For more information, see “Creation and Redemption of Shares.”

“Initial Purchaser”—[—], the purchaser of the Initial Creation Units[, which is currently also the Lead Market Maker].

“JPMorgan Affiliates”—Collectively, each entity that is controlled by, controls or is under common control with JPMorgan Chase Bank, N.A., which affiliated entities include the Trust, the Sponsor, the Administrative Agent and the Warehouse-keeper.

“LME”—The London Metal Exchange or LME is a futures exchange that offers markets in options and futures contracts on base metals and other metals.

“LME Spot Price”—With respect to any Warehouse Business Day, the official settlement price per tonne of Copper Grade A one the LME, stated in U.S. Dollars, as determined by the LME and displayed on Bloomberg page “LMCADY<comdty>“ or any successor page.

“Lead Market Maker”—[—]. The designated market maker on the [Exchange] for the Shares[, which is currently also the Initial Purchaser].

“Locational Premia”—That amount expressed in U.S. Dollars in respect of a Warehouse Location, that is equal to the difference between the mean price of Physical Copper in such location minus the relevant benchmark price of such Warehouse Business Day as further described in the “Description of the Trust and Administrative Agency Agreement—Valuation Process, Definition of Net Asset Value.”

“Lot” or “Lot Size”—An amount equal to 25 Tonnes of Physical Copper, subject to a copper market accepted variance of plus or minus 2% of the weight for that Lot of Physical Copper. For clarification purposes, the delivery of Physical Copper shall be in a Lot Size equal to approximately 25 Tonnes and the market standard for allowed variance of such standard lot size is plus or minus 2% of 25 Tonnes.

“Minimum Authorized Participant Allocated Copper Interest”—With respect to any Warehouse Business Day and an Authorized Participant’s Allocated Copper Interest, an amount in Tonnes equal to at least 15 Tonnes.

“NAV Per Share”—With respect to any Warehouse Business Day, an amount in U.S. Dollars for each Share equal to the Net Asset Value divided by the number of Shares Outstanding on such Warehouse Business Day.

“Net Asset Value”—With respect to any Warehouse Business Day, an amount in U.S. Dollars equal to (a) the Trust Gross Asset Value (Expressed In U.S. Dollars) minus (b) Accrued Unpaid Expenses (Expressed In U.S. Dollars) minus (c) any Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars). For the avoidance of doubt, the Net Asset Value is calculated on such Warehouse Business Day prior to giving effect to (a) any delivery to and from the Trust relating to creations, redemptions or payment of fees and expenses and (b) any activity as a result of the Cheapest To Deliver Rotation on such Warehouse Business Day.

“Net Weight”—With respect to any Lot, the weight of the actual Physical Copper, excluding the weight of any bindings, straps, pallets or any temporary or permanent storage mechanisms.

“Next Cheapest To Deliver Location”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Copper Selection Methodology.”

“Next Cheapest To Deliver Lot”—With respect to any Warehouse Business Day and with respect to any calculation or determination involving more than one Whole Lot, the next Cheapest To Deliver Lot as determined in accordance with the Cheapest To Deliver Protocol. For example, if such calculation or determination references three Whole Lots, the Administrative Agent will reference first, the Cheapest To Deliver Lot, second, the Next Cheapest To Deliver Lot, and after referencing such second Whole Lot, the third Whole Lot in accordance with the Cheapest To Deliver Protocol will be the Next Cheapest To Deliver Lot.

“Nominal Lot” or “Nominal Lot Size”—With respect to any Lot, the Nominal Lot or Nominal Lot Size is 25 Tonnes.

“Non-Acceptable Delivery Brand”—Any mining company brand of Physical Copper that has been excluded by the LME for the purposes of LME warranting.

“Notional Aggregate Balance” means, the aggregate of the Fractional Lots Physical Copper held by both the Trust and the Authorized Participant’s Allocated Copper Interests of the Authorized Participants.

“Ordinary Expenses”—Any expense or liability of the Trust that is assumed by the Sponsor and paid out of the Accrued Unpaid Expenses (Expressed In U.S. Dollars) as described in “Business of the Trust—Expenses of the Trust.”

“Ordinary Payment Date”—With respect to any Warehouse Business Day, the Warehouse Business Day on which the Accrued Unpaid Expenses (Expressed In U.S. Dollars) is greater than or equal to the Aggregate Cheapest To Deliver Lot(s) Value For Unpaid Expenses.

“Original Lots”—With respect to the Cheapest To Deliver Rotation, the original Whole Lots and/or Fractional Lots held by an Authorized Participant prior to the application of the Cheapest To Deliver Rotation.

“Outstanding”—With respect to the Trust and each Warehouse Business Day, the Shares deemed to be outstanding prior giving effect to any Purchase Orders or Redemption Orders accepted by the Administrative Agent on behalf of the Trust on such Warehouse Business Day.

“OTC”—The global over-the-counter market for the trading of copper which consists of transactions in spot, forwards, and options and other derivatives.

“Payment Date”—Collectively, the Ordinary Payment Date and the Extraordinary Payment Date.

“Physical Copper” or “Physical Copper Grade A”—With reference to (i) the copper in physical form in reference to the Trust, such physical copper in the Allocated Copper Interest or the Private Store Interests; (ii) copper being redeemed from the Trust pursuant to a Redemption Order, such physical copper being redeemed from the Trust; and (iii) activity affecting copper balances of the Trust pursuant to either a Purchase Order or payment of the Accrued Unpaid Expenses (Expressed In U.S. Dollars) or the Accrued Unpaid Extraordinary Expenses (Expressed In U.S. Dollars), such physical copper being transferred shall be Good Delivery Copper.

“Private Store Interests”—Collectively, the Sponsor’s Private Store Interest, the Administrative Agent’s Private Store Interest and each Authorized Participant’s Private Store Interest.

“Purchase Order”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Creation Procedures.”

“Purchase Order Date”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Creation Procedures.”

“Redemption Order”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Redemption Procedures.”

“Redemption Order Date”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Redemption Procedures.”

“Redemption Over-Weight Amount”—With respect to any Warehouse Business Day and any single Purchase Order, an amount, expressed in Tonnes, equal to the difference, if positive, in the amount of Physical Copper delivered, as a part of the redemption process, to the Trust and allocated to Trust’s Allocated Copper Interest from the Authorized Participant’s Allocated Copper Interest as measured against the actual amount of Physical Copper delivered relative to the Creation Unit Amount.

“Redemption Under-Weight Amount”—With respect to any Warehouse Business Day and any single Purchase Order, an amount, expressed in Tonnes, equal to the difference, if negative, in the amount of Physical Copper delivered, as a part of the redemption process, to an Authorized Participant and allocated to Authorized Participant’s Allocated Copper Interest from the Trust’s Allocated Copper Interest as measured against the actual amount of Physical Copper delivered relative to the Creation Unit Amount.

“Replacement Lots”—With respect to the Cheapest To Deliver Rotation and in respect of an Authorized Participant, the Whole Lots and/or Fractional Lots identified in clauses (c) and (d) following the application of the Cheapest To Deliver Rotation.

“Securities Act”—The United States Securities Act of 1933, as amended.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust, which are issued by the Trust and named “J.P. Morgan Physical Copper Shares.”

“Sponsor”—J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company.

“Sponsor’s Fee”—The amount that accrues daily at the Sponsor’s Fee Percentage as described in “Business of the Trust—Expenses of the Trust.”

“Sponsor’s Fee Percentage”—A percentage equal to [—]% per annum.

“Sponsor’s Private Store Interest”—The beneficial ownership interest of the Sponsor that exists outside of the Trust and relates to Physical Copper paid to the Sponsor for payment of any Extraordinary Expense on any Warehouse Business Day. Such interest is governed by the Sponsor’s Warehouse Agreement. See “Description of the Trust and Administrative Agency Agreement—Administration of Physical Copper in the Trust—Payment of Extraordinary Expenses”.

“Sponsor’s Warehouse Agreement”—The warehouse agreement by and between the Sponsor and the Warehouse-keeper establishing the Sponsor’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Tonne”—One metric tonne which is equivalent to 1,000 kilograms or approximately 32,150.7466 troy ounces.

“Transaction Fee”—Shall have the meaning ascribed to it in “The Offering.”

“Trust”—The J.P. Morgan Physical Copper Trust, a statutory law trust, formed under Delaware law on October 15, 2010 pursuant to the Trust and Administrative Agency Agreement.

“Trust and Administrative Agency Agreement” or “Trust Agreement”—The agreement among the Sponsor, the Administrative Agent and the Trustee pursuant to which the Trust is governed and which sets forth certain rights and duties of the Sponsor, the Administrative Agent and the Trustee with respect to the Trust.

“Trust’s Allocated Copper Interest”—The beneficial ownership interest of the Trust governed by the Trust’s Warehouse Agreement and subject to the Trust and Administration Agency Agreement. The Trust’s Allocated Copper Interest is subject to certain terms and conditions set forth in the Trust and Administrative Agency Agreement that will affect both the amount, identification, location and value of the Physical Copper in the Trust’s Allocated Copper Interest. For more information on the Trust’s Allocated Copper Interest, see “Creation and Redemption of Shares—Storage of the Trust’s Copper.”

“Trust Gross Asset Value (Expressed In Tonnes)”—With respect to any Warehouse Business Day, an amount expressed in Tonnes and equal to the aggregate of the Warehouse Location Tonnage for each Warehouse Location on any Warehouse Business Day, prior to giving effect to (a) any delivery to and from the Trust relating to creations, redemptions or payment of fees and expenses and (b) any activity as a result of the Cheapest To Deliver Rotation.

“Trust Gross Asset Value (Expressed In U.S. Dollars)”—With respect to any Warehouse Business Day, an amount in U.S. Dollars equal to the aggregate of the Warehouse Location Values on any Warehouse Business Day.

“Trust’s Warehouse Agreement”—The warehouse agreement by and between the Trust and the Warehouse-keeper establishing the Trust’s relationship with the Warehouse-keeper pursuant to the Warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Trustee”—Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware with trust powers.

“U.S. Dollars”—The dollar currency unit of the United States of America.

“U.S. Shareholder” and “Non-U.S. Shareholder”—Shall have the meanings ascribed to them in “United States Federal Income Tax Consequences.”

“Valuation Agent”—[—] a [—] organized under the laws of [—].

“Warehouse Agreements”—Collectively, the warehouse storage agreements between the Trust and the Warehouse-keeper, each Authorized Participant and the Warehouse-keeper, the Sponsor and the Warehouse-keeper, and the Administrative Agent and Warehouse-keeper, each pursuant to which the Warehouse-keeper stores Physical Copper and allocates fractional interests on behalf of the Trust, Authorized Participant, Sponsor or Administrative Agent, as applicable.

“Warehouse-keeper”—The warehouse keeper or keepers of the Trust’s Physical Copper, which shall initially be the Henry Bath Group.

“Warehouse Business Day”—Any day on which the [Exchange] is scheduled to be open for regular trading and that is not a holiday in New York, New York or London, England.

“Warehouse Location Value”—With respect to any Warehouse Business Day, an amount expressed in U.S. Dollars equal to the Warehouse Location Price multiplied by the Warehouse Location Tonnage.

“Warehouse Location Price”—With respect to any Warehouse Business Day, an amount expressed in U.S. Dollars per metric ton equal to the LME Spot Price plus the Locational Premia for that Warehouse Location.

“Warehouse Location Tonnage”—With respect to any Warehouse Business Day, an amount expressed in Tonnes equal to the Whole Lots and Fractional Lots in the Trust’s Allocated Copper Interest for that Warehouse Location.

“Warehouse Locations”—Collectively, the storage locations of the Warehouse-keeper and its sub-contractors as described in “Creation and Redemption of Shares—The Storage of the Trust’s Copper” where the Trust’s Physical Copper may be stored from time to time pursuant to the Warehouse Agreements.

“Warehousing Terms and Conditions”—[—].

“Whole Lots”—Shall have the meaning ascribed to it in “Creation and Redemption of Shares—Description of the Authorized Participant’s Allocated Copper Interest.”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be included]

STATEMENT OF FINANCIAL CONDITION

J.P. Morgan Physical Copper Trust

As of [—], 2010

[To be included]

NOTES TO THE FINANCIAL STATEMENT

As of [—], 2010

[To be included]

PROSPECTUS

[—] J.P. Morgan Physical Copper Shares

J.P. Morgan Physical Copper Trust

Until [—], 2010 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[—], 2010

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by J.P. Morgan Commodity ETF Services LLC, the sponsor of the Registrant (“Sponsor”).

Item 14.	Indemnification of Directors and Officers.

Section [—] of the Registrant’s Trust and Administrative Agency Agreement (“Trust Agreement”) between [—], the Registrant’s Trustee (“Trustee”), the Registrant’s administrative agent (“Administrative Agent”) and the Sponsor provides that the Trustee, its directors, employees and agents (each, a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trust, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s Warehouse Agreements and authorized participant agreements to which the Trust is a party, including the Trust’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section [—] of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section [—] of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section [—] of the Trust Agreement shall survive notwithstanding any termination of the Trust and Administrative Agency Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15.	Recent Sales of Unregistered Securities.

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

4.1	Trust Administrative and Agency Agreement (“Trust Agreement”)*

4.2	Form of Authorized Participant Agreement*

4.3	Global Certificate*

5.1	Opinion of [—] as to legality*

8.1	Opinion of Katten Muchin Rosenman LLP as to tax matters*

10.1	Administrative Agent’s Warehouse Agreement*

10.2	Authorized Participant’s Warehouse Agreement*

10.3	Sponsor’s Warehouse Agreement*

10.4	Trust’s Warehouse Agreement*

10.5	Depository Agreement*

10.6	Marketing Agent Agreement*

23.1	Consent of [—]*

23.2	Consents of Katten Muchin Rosenman LLP are included in Exhibits [—] and [—]*

24.1	Powers of attorney are included on the signature page to this registration statement of the Trust filed with the Securities and Exchange Commission on [—], 2010.*

[—]	Warehouse Agreement [Trust]

[—]	Warehouse Agreement [APs]

*	To be filed by amendment.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on October 21, 2010.

J.P. MORGAN COMMODITY ETF SERVICES LLC

Sponsor of the J.P. Morgan Physical Copper Trust

By:	/S/ DANIEL HINES
Name:	Daniel Hines
Title:	Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes Carolyn J. Burke, Michael A. Camacho and Daniel Hines and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/S/ DANIEL HINES Daniel Hines	Chief Executive Officer and Director (principal executive officer)	October 21, 2010

/S/ CAROLYN J. BURKE Carolyn J. Burke	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	October 21, 2010

*	The Registrant is a trust and the persons are signing in their capacities as officers of J.P. Morgan Commodity ETF Services LLC, the Sponsor of the Registrant.